UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant ☐

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☐    Soliciting Material Pursuant to §240.14a-12

BANKUNITED, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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14817 Oak Lane
Miami Lakes, FL 33016

Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

14817 Oak Lane
Miami Lakes, FL 33016
April 4, 2024
Dear Fellow Shareholders:
We cordially invite you to join us at the 2024 virtual Annual Meeting of Shareholders of BankUnited, Inc. which will be held on Wednesday, May 15, 2024 at 9:00 a.m., Eastern Time. You will be able to attend the Annual Meeting as well as vote and submit questions during the meeting by visiting: www.virtualshareholdermeeting.com/BKU2024. Information on how to participate in this year's Annual Meeting can be found on page 84.
As described in more detail in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, the purpose of the meeting is:
1.To elect nine director nominees identified in the attached Proxy Statement to the Board of Directors to serve until the next annual meeting of shareholders and until that person's successor is duly elected and qualified, or until that person's earlier, death, resignation or removal;
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024;
3.To hold an advisory vote to approve the compensation of our named executive officers;
4.To hold an advisory vote on the frequency of the shareholder vote to approve the compensation of our named executive officers in the future; and
to transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
Only holders of common stock registered on the Company’s books as owners of shares at the close of business on March 18, 2024, are entitled to vote at the Annual Meeting. You will be required to enter your control number found on your proxy card or notice to enter the meeting.
Your vote is important. At the meeting, shareholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached Proxy Statement. Whether or not you plan to attend the virtual meeting, we urge you to vote and submit your proxy so that as many shares as possible may be represented at the meeting. Your proxy is revocable and will not affect your right to vote at the virtual meeting if you choose to attend.
Thank you for your continued support and investment in BankUnited, Inc.

Sincerely,

Rajinder P. Singh Chairman, President and Chief Executive Officer

14817 Oak Lane
Miami Lakes, FL 33016
NOTICE OF 2024 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

Time and Date	9:00 a.m., Eastern Time, on May 15, 2024

Virtual Meeting Details
Shareholders will be able to listen, vote, and submit questions from any location that has Internet connectivity. Shareholders may participate by logging in at: www.virtualshareholdermeeting.com/BKU2024. Please see the instructions on page 84 of the Proxy Statement.

Items of Business
Proposal No. 1: To elect nine director nominees identified in the attached Proxy Statement to the Board of Directors to serve until the next annual meeting of shareholders and until that person's successor is duly elected and qualified, or until that person's earlier death, resignation or removal.

Proposal No. 2: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.

Proposal No. 3: To hold an advisory vote to approve the compensation of our named executive officers.

Proposal No. 4: To hold an advisory vote on the frequency of the shareholder vote to approve the compensation of our named executive officers in the future; and

To transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date	You are entitled to vote at the Annual Meeting and at any adjournments or postponements thereof if you were a shareholder of record at the close of business on March 18, 2024 (the "Record Date"). On the Record Date, BankUnited, Inc. had 74,774,024 shares of common stock issued and outstanding.

Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the attached Proxy Statement and submit your proxy or voting instructions as soon as possible. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting, if available. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 15, 2024. BankUnited, Inc.'s Proxy Statement and 2023 Annual Report to Shareholders are available at:
https://ir.bankunited.com.

By Order of the Board of Directors,

April 4, 2024	Susan Wright Greenfield
Miami, Florida	Corporate Secretary

Table of Contents

PROPOSAL NO. 1 ELECTION OF DIRECTORS	1
Directors Elected Annually	1
Board Nominations	2
Information Regarding the Nominees for Election to the Board of Directors	2
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	14
Role of Board of Directors	14
Director Independence	14
Board and Board Committee Performance Evaluations	15
Director Education	15
Board of Directors Meetings and Attendance	16
Committees of the Board of Directors	16
Compensation Committee Interlocks and Insider Participation	18
Risk Governance Documents	19
Risk Management and Oversight	19
Shareholder Engagement	21
Board Leadership Structure	22
Lead Independent Director	22
Executive Sessions	23
CEO and Senior Management Succession Planning	23
Communications with the Board of Directors	24
Corporate Governance Guidelines, Code of Conduct and Code of Ethics	24
Environmental, Social and Governance ("ESG") Practices and Oversight	24
Director Compensation	30
Director Nominating Process and Diversity	32
Outside Advisors	34
Certain Related Party Relationships	35
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	36
Report of the Audit Committee	37
Auditor Fees and Services	38
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors	38
EXECUTIVE OFFICERS	39
COMPENSATION DISCUSSION AND ANALYSIS	42
CEO PAY RATIO	70
PAY VERSUS PERFORMANCE	71
EQUITY COMPENSATION INFORMATION	76
PROPOSAL NO 3. ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY")	77
PROPOSAL NO. 4 ADVISORY VOTE TO APPROVE THE FREQUENCY OF THE SHAREHOLDER VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS IN THE FUTURE	78
BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK	79
Section 16(a) Beneficial Ownership Reporting Compliance	80
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS	81
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	82

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BankUnited, Inc. 2024 Proxy Statement

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BankUnited, Inc. 2024 Proxy Statement

14817 Oak Lane
Miami Lakes, FL 33016
PROXY STATEMENT
    The Board of Directors (the "Board of Directors" or "Board") of BankUnited, Inc. (the "Company," "we," "us" or "our") is soliciting your proxy to vote at the 2024 virtual Annual Meeting of Shareholders to be held on Wednesday, May 15, 2024, at 9:00 a.m., Eastern Time, and at any adjournment or postponement of that meeting (the "Annual Meeting"). The Annual Meeting will be a virtual meeting and shareholders are invited to attend by logging into: www.virtualshareholdermeeting.com/BKU2024. This Proxy Statement and the accompanying proxy card, the Notice of Annual Meeting of Shareholders and the 2023 Annual Report to Shareholders (the "Annual Report") were first mailed on or about April 05, 2024, to shareholders of record as of March 18, 2024 (the "Record Date").
Questions and answers about the proxy materials and this year's virtual Annual Meeting can be found starting on page 82.
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BankUnited, Inc. 2024 Proxy Statement

PROPOSALS TO BE VOTED ON BY BANKUNITED, INC. SHAREHOLDERS
PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors Elected Annually
Our Board of Directors is currently comprised of ten members. The size of the Board of Directors may be fixed from time to time exclusively by our Board of Directors as provided in our Certificate of Incorporation. BankUnited, Inc.'s directors are elected each year by the shareholders at the Company's annual meeting of shareholders. We do not have a staggered or classified board.
Nine director nominees are standing for election at this year's Annual Meeting. All nominees currently serve as directors on our Board of Directors. After many years of service on our Board, on April 1, 2024, Judge A. Gail Prudenti informed the Company that she would not be standing for reelection and her term will expire at this year's annual meeting of shareholders. Judge Prudenti’s decision is for personal reasons and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As a result, the Board of Directors expects to reduce the size of the Board of Directors to nine members shortly following this year's annual meeting of shareholders. Each elected director's term will last until the 2025 annual meeting of shareholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal.
Directors of BankUnited, Inc. have historically also served as directors of its wholly-owned subsidiary BankUnited, N.A. (the "Bank").
Each director will be elected by a majority of the votes cast, either in person or by properly authorized proxy, in the election of directors at the Annual Meeting.
Under our Amended and Restated By-Laws, at any meeting of the shareholders at which directors are to be elected and a quorum is present, each director nominee receiving a majority of the votes cast at the meeting will be elected as a director. A majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Abstentions and broker non-votes will have no effect on the election of directors.
If a nominee for director who is an incumbent director is not elected and no successor has been elected at the meeting, then the director will be required under our Amended and Restated By-Laws to promptly tender his or her resignation as a director. Our Nominating and Corporate Governance Committee would then make a recommendation to the full Board as to whether to accept or reject the resignation.
If the resignation is not accepted by the Board, then the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier death, resignation or removal.
If the director’s resignation is accepted by the Board, then the Board may fill the vacancy.
However, if the number of nominees exceeds the number of positions available for the election of directors, then the directors will be elected by a plurality of the votes cast at any meeting of the shareholders at which directors are to be elected and a quorum is present.

BankUnited, Inc. 2024 Proxy Statement

Board Nominations
Board candidates are selected based on various criteria including their character and reputation, relevant business experience and acumen and relevant educational background. We value diversity of background, perspective, viewpoint and experience, including gender and ethnicity, among our Board members. The Nominating and Corporate Governance Committee and Board of Directors review these factors in considering candidates for Board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company's annual meeting of shareholders.

Information Regarding the Nominees for Election to the Board of Directors

Key Statistics about our Director Nominees

(1) By ethnicity/nationality.
Qualifications
In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into consideration the Company's Corporate Governance Guidelines and all other factors deemed appropriate by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee's determination is made based primarily on the following criteria: (i) a candidate's special skills, expertise and background that would enhance or complement the mix of existing directors, (ii) a candidate's reputation and prominence in his or her business, professional activities or community, including a well-known reputation for addressing important issues that the Company may face, (iii) a candidate's commitment to high ethical business standards and integrity, (iv) a candidate's time commitment and willingness to fully participate in the Board's affairs and perform his or her duties to the highest standards and (v) a candidate's contribution to the diversity of background, viewpoint, perspective and experience of the Board as a whole. For more information about the nominating process, see "Board of Directors and Corporate Governance—Director Nominating Process and Diversity."

BankUnited, Inc. 2024 Proxy Statement

Director Nominee	Age	Gender	Professional Experience	Director Since	Independent
Rajinder P. Singh Chairman, President and CEO	53	Male	Banking	2013	No
Tere Blanca	63	Female	Commercial Real Estate	2013	Yes
John N. DiGiacomo	62	Male	Banking/Accounting	2018	Yes
Michael J. Dowling	75	Male	Healthcare	2013	Yes
Douglas J. Pauls	65	Male	Banking/Accounting	2014	Yes
William S. Rubenstein	68	Male	Legal	2017	Yes
Germaine Smith Baugh, Ed.D.	51	Female	Non-profit	2023	Yes
Sanjiv Sobti, Ph.D.	62	Male	Finance & Capital Markets	2014	Yes
Lynne Wines	69	Female	Banking	2015	Yes

BankUnited, Inc. 2024 Proxy Statement

Our directors have a wide range of skills, experience and professional qualifications.They bring diverse experience in public and private companies, banking and financial services, academia, the public sector and non-profit organizations. The following matrix provides information regarding the skills, experience and professional qualifications of our director nominees that contribute to the Board's execution of its oversight role.

Skills and Experience	Blanca	DiGiacomo	Dowling	Pauls	Rubenstein	Singh	Smith Baugh	Sobti	Wines
Accounting/Financial Reporting	✓	✓	✓	✓	✓	✓	✓	✓	✓
Banking and Financial Services		✓		✓	✓	✓		✓	✓
C-Suite/Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Experience		✓		✓		✓		✓	✓
Non-Profit Experience	✓	✓	✓		✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓
M&A/Capital Markets/Public Finance		✓	✓	✓	✓	✓		✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓
Human Capital Management/Succession Planning	✓	✓	✓	✓		✓	✓		✓
Legal/Compliance/Regulatory Affairs		✓	✓	✓	✓	✓	✓	✓	✓
Academia	✓		✓	✓		✓		✓	
Government			✓				✓		
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓
Real Estate	✓	✓		✓		✓	✓	✓	✓

Biographical Information
Set forth below is biographical information concerning each nominee who is standing for election at the Annual Meeting. We further provide each nominee's specific experience, qualifications, attributes and skills that the Nominating and Corporate Governance Committee and the Board of Directors considered in determining whether to recommend the nominee for election to the Board of Directors. In addition to the information presented below, the Company believes that a board comprised of its nominees constitutes a board with a reputation for integrity, strong business acumen and the exercise of sound judgment; a board that is strong in its collective knowledge and leadership abilities; and a board that has a diversity of viewpoints and backgrounds. The ages of the nominees are as of the date of the Annual Meeting.

BankUnited, Inc. 2024 Proxy Statement

RAJINDER P. SINGH	CHAIRMAN, PRESIDENT and CHIEF EXECUTIVE OFFICER

     Mr. Singh is our Chairman, President and Chief Executive Officer and one of the founding organizers of our Company. Mr. Singh was appointed Chairman of the Board of Directors of BankUnited, Inc. in January 2019 and President and Chief Executive Officer in January 2017. Mr. Singh served as our Chief Operating Officer from October 2010 up until his promotion in 2017. An industry veteran of 25 years, Mr. Singh has held several executive leadership positions prior to BankUnited including for Invesco’s WL Ross & Co., Capital One Financial Corp, North Fork Bancorporation and FleetBoston Financial Corporation. Mr. Singh serves on the Board of Directors of the Federal Reserve Bank of Atlanta. From January 2020 through December 2022, he served on the Federal Reserve's Board of Governors' Federal Advisory Council, representing the Atlanta Region. Mr. Singh earned his M.B.A. from Carnegie Mellon University in Pittsburgh and his B.S. in chemical engineering from the Indian Institute of Technology in New Delhi.

Board Qualifications:

•Banking and leadership experience and his understanding of regulatory and corporate governance matters.

Age: •53
Director Since: •July 2013
Committee Membership: •None
Professional Experience: •Banking

BankUnited, Inc. 2024 Proxy Statement

TERE BLANCA

    Ms. Blanca is the founder, Chairman and Chief Executive Officer of Blanca Commercial Real Estate, Inc., the leading independently owned commercial real estate services firm in Florida. Ms. Blanca has more than 25 years of experience in the South Florida real estate sector. Prior to launching Blanca Commercial Real Estate in March 2009, she served as Senior Managing Director for Cushman & Wakefield of Florida, Inc., where she led the firm's South Florida operations. Ms. Blanca also held the position of Senior Vice President at Codina Realty Services, Inc. ONCOR International. Ms. Blanca is a past member of the Board of Directors of The Miami Foundation, member of the Board of Governors of the Greater Miami Chamber of Commerce, past chair of the Board of Directors of City Year Miami, and past chair of Miami-Dade County's official economic development agency, The Beacon Council. She also is a member of Young Presidents' Organization (YPO) Gold Miami-Ft Lauderdale Chapter, an Associate member of the YPO Miami Chapter, a member of the Women Corporate Directors (WCD), a member of the board of the Miami Dade College Foundation, and a member of the University of Miami's School of Business Real Estate Advisory Council. She also serves as the Chair of the advisory board of the Urban Land Institute Southeast Florida and Caribbean District Council. Ms. Blanca has earned several honors, including “Top 100 Power Leaders”, “Ultimate CEO” and “Most Influential Business Women” by the South Florida Business Journal, and “Power Leader of the Year” and “Office Broker of the Year” by the Greater Miami Chamber of Commerce, “Philanthropist of the Year” by City Year Miami, “Community Leader” by the Hispanic Chamber of Commerce, “Top 25 Women in Real Estate” by Commercial Property Executive, “Women of Influence: Legends” and “Women of Influence” by Real Estate Forum,“Top Dealmakers of the Year” by the Daily Business Review, and Camacol's “Successful Hispanic Women of the Year.” Ms. Blanca earned a B.B.A with a concentration in international marketing and finance and an M.B.A. from the University of Miami.

Board Qualifications:

•Leadership and management experience, knowledge of commercial real estate markets and relationships in the business community.

Age: •63
Director Since: •September 2013
Committee Membership: •Compensation Committee Member
Professional Experience: •Commercial Real Estate

BankUnited, Inc. 2024 Proxy Statement

JOHN N. DIGIACOMO

     Mr. DiGiacomo joined our Board in August 2018 and has over 25 years of experience in the financial services industry. From 1994 to 2007, he served as Chief Financial Officer of North Fork Bank until the company’s merger with Capital One Financial Corporation. From 1990 to 1994, Mr. DiGiacomo served as Senior Vice President, Corporate Controller of North Fork Bank, and Vice President of Financial Planning, North Fork Bancorporation, Inc. from 1988 to 1990. Mr. DiGiacomo served as Vice President, Director of Finance of Long Island Mortgage from 1986 to 1988. Mr. DiGiacomo began his career at KPMG LLP. Mr. DiGiacomo graduated magna cum laude with a bachelor’s degree in accounting from St. John’s University in Queens, New York.

Board Qualifications:

•Banking experience and deep understanding of financial statements, regulation, compliance and corporate governance.

Age: •62
Director Since: •August 2018
Committee Membership: •Audit Committee Member
Professional Experience: •Banking and Accounting

BankUnited, Inc. 2024 Proxy Statement

MICHAEL J. DOWLING

     Mr. Dowling is the President and Chief Executive Officer of Northwell Health, a clinical, academic and research enterprise with a workforce of more than 87,000 and annual revenue of $18 billion. Northwell is the largest health care provider and private employer in New York State, caring for more than two million people annually through a vast network of 890 outpatient facilities, including 220 primary care practices, 52 urgent care centers, home care, rehabilitation and end-of-life programs, and 21 hospitals. Prior to becoming President and CEO in 2002, Mr. Dowling was the health system's Executive Vice President and Chief Operating Officer. Before joining Northwell in 1995, he was a Senior Vice President at Empire Blue Cross/Blue Shield. Mr. Dowling served in New York State government for 12 years, including seven years as State Director of Health, Education and Human Services and Deputy Secretary to the Governor. He was also Commissioner of the New York State Department of Social Services. Before his public service career, Mr. Dowling was a professor of Social Policy and Assistant Dean at the Fordham University Graduate School of Social Services and Director of the Fordham Campus in Westchester County. Mr. Dowling is past chair of the Healthcare Institute and the current chair of the Institute for Healthcare Improvement (IHI). He is a member of the Institute of Medicine of the National Academies of Sciences and the North American Board of the Smurfit School of Business at University College, Dublin, Ireland. He also serves as a board member of the Long Island Association. He is past chair and a current board member of the National Center for Healthcare Leadership (NCHL), the Greater New York Hospital Association (GNYHA), the Healthcare Association of New York State (HANYS) and the League of Voluntary Hospitals of New York. Mr. Dowling was an instructor at the Center for Continuing Professional Education at the Harvard School of Public Health. Mr. Dowling grew up in Limerick, Ireland. He earned his undergraduate degree from University College Cork (UCC), Ireland, and his master’s degree from Fordham University. He also has honorary doctorates from Queen's University Belfast, University College Dublin, Hofstra University, Dowling College and Fordham University.

Board Qualifications:

•Extensive leadership and management experience as well as his relationships within the business, political and charitable communities.

Age: •75
Director Since: •May 2013
Committee Membership: •Compensation Committee Chair
Professional Experience: •Healthcare

BankUnited, Inc. 2024 Proxy Statement

DOUGLAS J. PAULS	LEAD INDEPENDENT DIRECTOR

     Mr. Pauls served as our Chief Financial Officer from September 2009 to February 2013. From March 2013 to December 2013, Mr. Pauls served as a senior advisor to the Company. In December 2013, Mr. Pauls joined the Board of Directors of Essent Group Ltd. (NYSE: ESNT), and serves as Chairman of the Audit Committee, as a member of the Compensation Committee, the Nominating, Governance and Corporate Responsibility Committee, and the Technology, Innovation and Operations Committee. Mr. Pauls served on the Board of Directors and as a member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee of North Mountain Merger Corp. (NASDAQ: NMMC) from September 2020 through November 2022. In February 2021, Mr. Pauls joined the Board of Directors of The Global Atlantic Financial Group LLC. From June 2019 to January 2021, Mr. Pauls served on the Board of South Mountain Merger Corp. (NASDAQ: SMMCU) and as a member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Between March 2009 and August 2009, Mr. Pauls was self-employed as a consultant. From April 2008 until February 2009, Mr. Pauls served as Executive Vice President of Finance for TD Bank, NA following TD Bank's acquisition of Commerce Bancorp, Inc. in March 2008. Mr. Pauls served as Chief Financial Officer of Commerce Bancorp from March 2002 until the acquisition by TD Bank in March 2008. Mr. Pauls was a member of the three person Office of the Chairman, responsible for overall management, policy making and strategic direction of Commerce Bancorp. From October 1995 to March 2002, Mr. Pauls served as the Chief Accounting Officer of Commerce Bancorp, its Senior Vice President from January 1999 to April 2006 and its Executive Vice President from April 2006 to March 2008. Earlier in his career, Mr. Pauls was a Senior Manager in the Audit Department of Ernst & Young in Philadelphia and Pittsburgh, Pennsylvania. Mr. Pauls received a B.A. in Economics magna cum laude from Dickinson College. Mr. Pauls currently serves on the Board of Trustees of Dickinson College.

Board Qualifications:

•Extensive banking experience, including his previous service as our Chief Financial Officer, and his deep understanding of financial statements, regulation, compliance and corporate governance.

Age: •65
Director Since: •May 2014
Committee Membership: •Risk Committee Chair •Nominating and Corporate Governance Committee Member
Professional Experience: •Banking and Accounting
Current Other U.S. Listed Company Boards: •Essent Group Ltd.

BankUnited, Inc. 2024 Proxy Statement

WILLIAM S. RUBENSTEIN

     Mr. Rubenstein is a retired partner of the New York law firm of Skadden, Arps, Slate, Meagher and Flom, LLP. Mr. Rubenstein was with the firm from September 1981 through December 2014, and was made a partner in April 1989. Mr. Rubenstein served as co-head of the firm's Financial Institution Group preceding his retirement. For more than ten years preceding his retirement from Skadden, Mr. Rubenstein served as a trustee of the Firm's pension plan and a member of the Firm's retirement committee, overseeing the investment of the Firm's pension and retirement plan assets. From 2003 to 2013, Mr. Rubenstein served as a trustee of the Stella and Charles Guttman Foundation, a New York not-for-profit established in 1959 dedicated to supporting programs to improve the educational opportunities and the delivery of health and other services for people in low income neighborhoods.

Board Qualifications:

•More than 33 years of experience representing financial institutions and their boards of directors in a wide range of corporate transactions involving negotiated and contested mergers and acquisitions, the structuring and issuance of complex securities, and governance and regulatory matters.

Age: •68
Director Since: •August 2017
Committee Membership: •Risk Committee Member
Professional Experience: •Legal

BankUnited, Inc. 2024 Proxy Statement

GERMAINE SMITH BAUGH, Ed. D.

     Dr. Germaine Smith Baugh, Ed.D. is the president and chief executive officer of the Urban League of Broward County, a nationally affiliated not-for-profit and has served in this capacity since 2002. A champion for economic empowerment, with a depth of expertise in organizational development and enhancing equity and inclusion within the business community, Dr. Smith Baugh expanded the reach of the Urban League to include the Entrepreneurship Center and Small Business Loan Fund, which is now designated as a Certified Development Financial Corporation (CDFI) by the United States Department of Treasury. Through its subsidiary, the loan fund focuses lending on minority owned firms throughout the State of Florida, with an emphasis on the counties of Miami, Broward, and Dade. Dr. Smith Baugh's philanthropic leadership, which has always been rooted in service, extends well beyond her work with Urban League. She currently serves on local, statewide, and national boards and holds leadership roles as First Vice Chair and Chair, respectively at the Florida Community Loan Fund (CDFI), and Grounded Solutions Network as well as the Greater Fort Lauderdale Alliance. Dr. Smith Baugh serves on local and regional advisories and has provided insight and testimony to influence policy and macro issues at the federal and state level. Recognized for breakthrough leadership by both the business and nonprofit industries as well as her peers, Dr Smith Baugh is a graduate of Leadership Florida Class XXXIV and was inducted into The Jim Moran's Institute of South Florida Fellows and Broward County Women's Hall of Fame. She has received numerous awards and recognitions throughout the years, including Broward County's 100 Outstanding Women; featured as one of the South Florida Business Journal's Ultimate CEOs; and awarded distinguished leadership and service honors from Broward Black Elected Officials, Delta Sigma Theta, and United Way of Broward County. Dr. Smith Baugh earned her undergraduate and Master’s degrees from Florida State University and a doctorate in Organizational Leadership from Nova Southeastern University.

Board Qualifications:

•Dr. Smith Baugh has over 25 years of experience in executive leadership, nonprofit management, board governance, financial administration, and philanthropic giving and fundraising.

Age: •51
Director Since: •May 2023
Committee Membership: •N/A
Professional Experience: •Non-Profit

BankUnited, Inc. 2024 Proxy Statement

SANJIV SOBTI, Ph.D.

     Dr. Sobti has served at several preeminent Wall Street firms during a career spanning more than 35 years. Since 2007, Dr. Sobti has had an independent consulting business including having served as a senior advisor to Credit Suisse from 2008 to 2021. He currently serves as a Venture Partner for Altai Ventures Fund II, a FinTech Venture Capital fund, as well as a Venture Partner for Key1Capital, a Tel Aviv based generalist Venture Capital fund. In 2006, he co-founded FIRE Capital Fund Management Mauritius Private Limited, the manager for a private equity fund, and served as the Chairman of its Board of
Directors until 2011. From 2001 through 2008, Dr. Sobti was a Senior Managing Director of Bear, Stearns & Co. Inc. where he was appointed to the President's Advisory Council and Fairness Opinion Committee. From 1999 to 2001, Dr. Sobti was a Managing Director at J.P. Morgan & Co. where he was recruited as head of Mergers and Acquisitions for Financial Institutions. Previously Dr. Sobti was
with Lehman Brothers Inc. from 1989 to 1999 culminating in his serving as Managing Director and co-head of Mergers and Acquisitions for Financial Institutions. Earlier Dr. Sobti worked at Goldman, Sachs & Co. from 1986 through 1989. Dr. Sobti is co-Chair of the International Advisory Board of the University of Pennsylvania's Center for the Advanced Study of India. Dr. Sobti holds a
B.A. from St. Stephen's College, University of Delhi, and an M.B.A. and Ph.D. in Finance from The Wharton School, University of Pennsylvania.

Board Qualifications:

•Dr. Sobti's qualifications to serve on our Board include over 35 years of experience in serving as a corporate finance and mergers specialist advising the financial services industry, expertise in valuation analyses and capital markets transactions, experience in analyzing and evaluating various financial services businesses, and knowledge of complex financial instruments including asset-backed securities and derivatives.

Age: •62
Director Since: •May 2014
Committee Membership: •Audit Committee Chair •Risk Committee Member
Professional Experience: •Finance and Capital Markets

BankUnited, Inc. 2024 Proxy Statement

LYNNE WINES

      Ms. Wines brings extensive banking experience to our Board. From July 2011 to May 2014, Ms. Wines served as President and Chief Executive Officer of First Southern Bank of Florida and was responsible for all aspects of market and operations before its acquisition by Centerstate Bank in 2014. From January 2008 to June 2010, she served as President and Chief Operating Officer of CNL Bank, a $1.6 billion independent statewide commercial bank. Ms. Wines served as President & Chief Executive Officer of Commercial Banking South Florida for Colonial Bank, N.A. from 2005 until 2007 following Colonial Bank’s acquisition of Union Bank of Florida. Ms. Wines served as President and Chief Executive Officer of Union Bank of Florida from May 1999 until the acquisition by Colonial Bank, N.A. in February 2005. From January 1986 to May 1999, Ms. Wines served as the Controller of Union Bank of Florida, its Senior Vice President and Chief Financial Officer and its Executive Vice President and Chief Operating Officer. Wines’ professional affiliations include a four-year term on the board of directors of the Florida Bankers Association, a member of Leadership Florida, International Women's Forum, Women's Corporate Directors, and past member of Broward Workshop. From August 2018 to March 2020, Ms. Wines served as Senior Director, Broward Business Council on Homelessness. Ms. Wines has been a guest lecturer at Florida Atlantic University, Lynn University, and Nova Southeastern University's MBA programs. Civic involvement includes Commissioner of the Housing Authority of the City of Fort Lauderdale, Chairperson of United Way of Broward County, Chair of 211-Broward, Board Member, Broward County Continuum Care, as well as leadership roles in several other non-profit organizations. Ms. Wines received a Bachelor of Science from Nova Southeastern University and a Master's in Public Administration, Public Service Leadership from New York University. She also has an honorary doctorate from Nova Southeastern University and is a Harvard University Advanced Leadership Fellow.

Board Qualifications:

•Extensive banking experience and her deep understanding of financial statements, regulation and compliance.

Age: •69
Director Since: •August 2015
Committee Membership: •Nominating and Corporate Governance Committee Chair •Audit Committee Member
Professional Experience: •Banking

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE FOREGOING NINE NOMINEES TO THE BOARD OF DIRECTORS.

BankUnited, Inc. 2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role of Board of Directors
The Company's business and affairs are managed under the direction and oversight of the Board of Directors, which is the Company's ultimate decision-making body, except with respect to those matters reserved to the Company's shareholders. The Board of Directors' mission is to maximize long-term shareholder value. The Board of Directors establishes the Company's overall corporate policies and risk appetite, evaluates the Company's Chief Executive Officer ("CEO") and the senior leadership team and acts as an advisor and counselor to senior management. The Board of Directors also oversees the Company's business strategy, planning and risk management framework, as well as the performance of management in executing the Company's business strategy, assessing and managing risks and managing the Company's day-to-day operations.

Director Independence
Under the New York Stock Exchange ("NYSE") listing standards, in order to consider a director independent, the Board of Directors must affirmatively determine that he or she has no material relationship with the Company. The standards specify the criteria for determining whether directors are independent and contain guidelines for directors and their immediate family members with respect to employment or affiliation with the Company or its independent registered public accounting firm. The Board of Directors also has adopted independence standards to assist it in making independence determinations. The Company's Director Independence Standards contain the formal director qualification and independence standards adopted by the Board of Directors, and are available as part of the Company's Corporate Governance Guidelines on the Company's website at https://ir.bankunited.com.
The Board of Directors determines annually whether a director is independent at the time the Board of Directors approves director nominations for inclusion in the Company's proxy statement and when a director joins the Board of Directors between annual meetings. Although the determination of whether a director is independent relies on the Board's subjective assessment of all of the relevant facts and circumstances, the Company's Director Independence Standards provide that a director will not qualify as independent if:
within the last three years, (i) the director has been an employee of the Company or an immediate family member of the director has been an executive officer of the Company; (ii) the director or an immediate family member of the director has received, during any twelve-month period, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service) and compensation received by a family member for service as a non-executive employee of the Company; (iii) the director or an immediate family member of the director was a partner or employee of the Company's independent registered public accounting firm and personally worked on the Company's audit within that time; or (iv) the director or an immediate family member of the director has been employed as an executive officer of a company in which a present executive officer of the Company at the same time served on the compensation committee of that company's board of directors;
the director is a current partner or employee of the Company's independent registered public accounting firm or an immediate family member of the director is a current partner of such firm or a current employee of such firm who personally works on the Company's audit; or
the director or an immediate family member of the director is a current executive officer of a company that has made payments to, or received payments from, the Company for property or services in an

BankUnited, Inc. 2024 Proxy Statement

amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such company's consolidated gross revenue.
The Board undertook its annual review of director independence in April 2024. As a result of this review, the Board affirmatively determined that all of the directors and nominees are independent of the Company and its management under the corporate governance standards of the NYSE and the Company's Director Independence Standards, with the exception of Rajinder P. Singh. Mr. Singh is our Chairman, President and Chief Executive Officer. In making the determination that Mr. Rubenstein is independent of the Company and its management, the Board of Directors considered that Mr. Rubenstein is a retired partner of the law firm Skadden, Arps, Slate, Meagher and Flom, LLP. Skadden currently provides and may in the future provide certain legal services to us and our affiliates, for which it has received, or may receive, customary compensation, fees and expense reimbursement. In determining Dr. Smith Baugh's independence from the Company and its management, the Board of Directors considered that Dr. Smith Baugh, is the President and CEO of the Urban League of Broward County, a 501(c)(3) nonprofit organization in the State of Florida. BankUnited, N.A. has in the past in the ordinary course of business provided certain contributions and financial support to the Urban League of Broward County and its affiliated community development funds, none of which require reporting under the NYSE independence standard or were deemed material by the Board.

Board and Board Committee Performance Evaluations
Each year, the Nominating and Corporate Governance Committee leads the Board through self-evaluation. Through this evaluation process, the directors assess performance, identify areas for improvement and provide feedback.
Board Annual Self-Evaluation:
•Each director completes an open-ended questionnaire with key topics such as board composition and culture; information and resources; effectiveness and oversight;
•Responses are reviewed by the Chair of the Nominating and Corporate Governance Committee;
•The Chair of the Nominating and Corporate Governance Committee leads a discussion of the results with the full Board at the next Board meeting;
•As a result of director feedback, management has updated content and formats of some materials provided to the Board as well as provided training sessions on new regulatory requirements, disclosures and other relevant matters.
Committee Annual Self-Evaluations:
•Each director completes an open-ended questionnaire for each committee on which he or she serves with key topics such as Committee Charter, structure, composition and effectiveness;
•Responses are reviewed by each Committee Chair;
•Each Committee Chair leads a discussion of the results with the full Board at the next Board meeting.

Director Education
Our Board believes that director education is essential to the ability of our directors to provide oversight and fulfill their roles. The Nominating and Corporate Governance Committee provides directors with information regarding external director development and training programs and encourages director participation in such programs. Continuing director education is provided during Board meetings by both internal and external subject

BankUnited, Inc. 2024 Proxy Statement

matter experts and our directors also attend conferences and round tables hosted by our primary banking regulators. Some of the topics on which our Board receives regular education include regulatory compliance, Bank Secrecy Act ("BSA")/Anti-Money Laundering ("AML") and cybersecurity.

Board of Directors Meetings and Attendance
In 2023, the Board of Directors held ten meetings and acted by written consent four times. Each director attended 75% or more of the meetings of the Board of Directors and Board committees on which they served during 2023. Directors are expected to attend all meetings of shareholders. All directors attended the 2023 annual meeting.
Number of Board and Board Committee Meetings in 2023

Committees of the Board of Directors
The Board has established four committees to facilitate its oversight responsibilities; an Audit Committee, a Risk Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. A description of each Board committee is set forth below.
Each committee operates under a written charter. Copies of the charters of the Audit Committee, Risk Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website at https://ir.bankunited.com and may also be obtained upon request without charge by writing to the Corporate Secretary, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

Audit Committee	12 meetings held in 2023
The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee meets at least four times annually and privately meets in executive session at such times as the Committee may determine, and meets with management, the chief audit executive, the independent auditors and the regulatory examiners as appropriate.

BankUnited, Inc. 2024 Proxy Statement

Committee Members:	Key Responsibilities:
Sanjiv Sobti, Ph.D. (Chair) John N. DiGiacomo Lynne Wines
•Oversees the integrity of the Company's financial statements and the financial reporting process, including internal control over financial reporting and disclosure.
•Oversees the appointment, qualifications, performance, compensation and independence of the Independent Registered Public Accounting Firm.
•Oversees the performance of the Company's internal audit function.
•Oversees the Company's compliance with applicable legal and regulatory requirements related to financial matters.
•Reviews the audit plans and findings of our independent registered public accounting firm and our internal audit team.
•Reviews our financial risk and control procedures, compliance programs and material tax matters.

Independence/Qualifications/Requirements:

•Our Board of Directors has determined that each member of the Audit Committee is independent and financially literate in accordance with NYSE listing standards and qualify as "audit committee financial experts" as defined by the Securities and Exchange Commission (the "SEC").
•All of the Audit Committee members meet the independence and experience requirements of the NYSE and the SEC.

Risk Committee	4 meetings held in 2023
The Risk Committee meets at least four times annually and privately meets in executive session at such times as the Committee may determine with our Chief Risk Officer.

Committee Members:	Key Responsibilities:
Douglas J. Pauls (Chair) William S. Rubenstein Sanjiv Sobti, Ph.D.
•Approves the Enterprise Risk Framework and the Company's Risk Appetite Statement.
•Oversees risk assessment, monitoring, and management of aggregate credit, interest rate, liquidity, price, operational, compliance/legal, BSA/AML, strategic, and reputation risk, including the adequacy of capital to absorb such risks.

Independence/Qualifications/Requirements:

•All of the Risk Committee members meet the independence requirements of the NYSE and the SEC.
•All Risk Committee members also meet the risk expertise requirements for directors of a risk committee by the Board of Governors of the Federal Reserve System.

BankUnited, Inc. 2024 Proxy Statement

Compensation Committee	7 meetings held in 2023
The Compensation Committee meets at least four times annually.

Committee Members:	Key Responsibilities:
Michael J. Dowling (Chair) Tere Blanca A. Gail Prudenti
•Oversees establishing, maintaining, and administering our compensation programs and employee benefit plans, including the BankUnited, Inc. equity incentive plans.
•Determines and approves compensation and corporate goals and objectives relevant to the incentive awards of our CEO and other named executive officers; further evaluates the performance of these officers.
•Evaluates and discusses with executive management our incentive-based compensation plans.
•Makes recommendations to the Board for approval of the non-employee director compensation program.
•Oversees the BankUnited, Inc. Compensation Recovery Policy

Independence/Qualifications/Requirements:
•All of the Compensation Committee members meet the independence standards of the NYSE, including the NYSE's independence requirements specific to the members of compensation committees.

Nominating and Corporate Governance Committee	4 meetings held in 2023
The Nominating and Corporate Governance Committee meets at least four times annually.

Committee Members:	Key Responsibilities:
Lynne Wines (Chair) Douglas J. Pauls A. Gail Prudenti
•Makes recommendations to the Board regarding candidates for directorships and the size and composition of our Board of Directors and committees.
•Oversees and reviews the annual Board and board committee self-assessments.
•Reviews appropriate retirement age and tenure limitations as well as memberships on other boards and board education and training.
•Oversees CEO succession planning and working with the CEO, further reviews the Company's executive management succession plans.
•Oversees our corporate governance guidelines and reports and makes recommendation to our Board on responsibilities related to corporate governance matters. provides Board oversight of Environmental, Social and Governance ("ESG") matters.

Independence/Qualifications/Requirements:
•All of the Nominating and Corporate Governance Committee members meet the independence standards of the NYSE.

Compensation Committee Interlocks and Insider Participation
In 2023, our Compensation Committee consisted of Mr. Dowling (Chairman), Ms. Blanca and Judge Prudenti. None of them had at any time in the last fiscal year been one of our officers or employees, and none has had any relationships with our company of the type that is required to be disclosed under Item 404 of Regulation S-K.

BankUnited, Inc. 2024 Proxy Statement

None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Risk Governance Documents
The Company's Risk Appetite Statement, which is reviewed and approved by the Risk Committee, sets forth guidelines for the aggregate levels of acceptable risk across multiple dimensions and forms the basis of the Company's enterprise risk management framework. It further defines the boundaries for the type and amount of risk that may be undertaken by the Company in pursuing business objectives and initiatives.
    The Company's Risk Management Framework establishes enterprise-wide governance and risk management requirements for monitoring nine categories of risk: strategic risk, credit risk, interest rate risk, liquidity risk, operational risk, compliance risk, BSA/AML risk, reputation risk and price risk.

Risk Management and Oversight
    Our Board of Directors oversees our "three lines of defense" risk management framework, including the company-wide approach to risk management, carried out by our management. Our full Board of Directors determines the appropriate levels of risk for the Company generally, assesses the specific risks faced by us and reviews the steps taken by management to manage those risks. While our full Board of Directors maintains the ultimate oversight responsibility for risk management, its committees oversee risk in certain specified areas.
In particular, the Risk Committee plays a key role in the Board of Directors' exercise of its risk oversight function. The Risk Committee assists the Board in overseeing the Company's enterprise-wide risk management framework, including the risk appetite statement, risk tolerances and limits, and risk management infrastructure. The Risk Committee oversees the risk assessment process to assist the Board and management in identifying emerging risks that could potentially impact the Company's strategic objectives and business plan and provides oversight of certain elements of ESG related risk, including information security and climate related risks. The Risk Committee reviews regular reporting related to credit, interest rate, liquidity, operational, BSA/AML and compliance risk.
The Audit Committee also has a significant role in the Board of Directors' exercise of its risk oversight responsibilities. The Audit Committee is primarily responsible for overseeing matters involving the Company's financial reporting risks and the guidelines, policies and processes for managing such risks, including internal controls over financial reporting. The Audit Committee conducts its risk oversight in a variety of ways, including reviewing management's assessment of the Company's internal control over financial reporting, and reviewing and approving the Company's significant accounting policies. Additionally, the Company's independent registered public accounting firm regularly discusses risks and related mitigation measures that may come to their attention during its regular reviews and audits of the Company's financial statements with the Audit Committee. To ensure candid and complete reporting, the Audit Committee regularly meets in separate executive sessions with management, the head of the Company's internal audit department and the Company's independent registered public accounting firm.
The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and practices, as well as the incentives created by the compensation awards it administers. The Compensation Committee reviews our incentive plans to ensure that they appropriately balance risk and reward and do not encourage inappropriate risk taking, which could impact our financial position and reputation.

BankUnited, Inc. 2024 Proxy Statement

The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence and composition of our Board.
The Board of Directors has delegated certain risk management functions to specific management level committees. The primary role of these committees is to oversee the operational implementation of our business strategies and objectives and ensure alignment with the Board's stated risk appetite.

Enterprise Risk Management Committee
Credit Risk Management Committee & Subcommittees
Compliance Committee
Ethics Committee
Asset Liability Committee
Operational Risk Management Committee
Financial Crimes Compliance Committee
Corporate Disclosure Committee

Pursuant to our Board's instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.
Business Continuity
The Company has a Business Continuity Management ("BCM") Policy governing the oversight and implementation of the Company's resilience, continuity and response capabilities during business interruptions impacting our operations, systems, services or employees. The Policy is supported by the BCM Program.The BCM program incorporates four interconnected components - business continuity, crisis management, IT recovery and resilience testing. These components are designed to identify, manage and adequately respond to the impact of potential events that could disrupt our operations and systems or adversely affect the well-being of our employees. The foundation of the business continuity risk management framework includes risk assessment and business impact analysis. The BCM department also assesses the resilience of our significant third party service providers, including assessing the ability to respond to service disruptions or degradations resulting from natural disasters or cyber-security incidents.

BankUnited, Inc. 2024 Proxy Statement

Compliance
Compliance risk is the risk to current or projected financial condition and resilience arising from violations of laws or regulations, or from nonconformance with prescribed practices, internal policies and procedures, or ethical standards. The Company has a dedicated compliance function, headed by the Chief Compliance Officer, that promotes a disciplined risk culture and monitors and facilitates compliance with applicable laws and regulations, as well as regulatory expectations articulated in formal guidance by the banking regulators. The Company’s compliance management program includes risk-based testing and monitoring programs, issue identification and reporting, and regulatory change management. Quarterly updates on the compliance program are provided to the Board Risk Committee. The compliance department develops and delivers a comprehensive bank-wide employee training program tailored to job functions, focused on applicable laws and regulations including consumer protection, fair lending, and the Community Reinvestment Act.
BSA/AML/Office of Foreign Assets Control (“OFAC”)
The Company has established and maintains an enterprise-wide BSA/AML/OFAC Policy and Program to ensure that we are in compliance with applicable laws, rules and regulations related to money laundering and terrorist financing activities, sanctions programs and rules administered and enforced by the U.S. Treasury Department’s Office of Foreign Assets Control. The Bank has designated a BSA/OFAC Officer responsible for coordinating and monitoring day-to-day compliance with the BSA/AML/OFAC Policy and Program and applicable laws, rules and regulations. As part of the program, the Financial Crimes Compliance Committee provides cross-business line executive level oversight of the Bank’s compliance with the BSA/AML/OFAC Policy and Program and is chaired by the BSA/OFAC Officer.

Shareholder Engagement
We engage with our shareholders throughout the year, not just during proxy season. We regularly have discussions with shareholders, potential shareholders, proxy advisory services, rating agencies and investment analysts. Our executive management team participates in investor conferences and other industry conferences. The Board reviews shareholder feedback, which helps shape our policies and practices.
Throughout 2023, we held virtual and telephonic meetings with many of our shareholders. We further held in-person meetings with shareholders representing approximately 30% of our outstanding shares and met with potential investors while attending eight investor conferences. These meetings help us to address corporate governance matters, diversity, corporate strategy, risk management and current trends.
The Board recognizes the value of developing and maintaining strong relationships with our investors and understanding their perspectives. Mr. Pauls, our Lead Independent Director, participates in some meetings and discusses investor feedback with the full board. Investor views and priorities assist the Board in gathering information and making balanced decisions in the best interests of the Company and its shareholders.

BankUnited, Inc. 2024 Proxy Statement

Board Leadership Structure
The Board of Directors is responsible for overseeing the exercise of corporate power and seeing that our business and affairs are managed to meet our stated goals and objectives and that the long-term interests of our shareholders are served. The Board of Directors regularly reviews and assesses the effectiveness of the Company's leadership structure in the context of the Company's specific circumstances, culture, strategic objectives and challenges.
The Board of Directors does not have a fixed policy regarding the separation of the offices of Chairman and CEO because it believes that it should maintain flexibility to select the Chairman and determine the Board leadership structure, from time to time, based on criteria that it deems to be in the best interests of the Company and its shareholders.
Our current board leadership structure provides for a combined role of the Chairman of the Board and CEO, along with a Lead Independent Director and the independence of all other directors. The independent directors believe that Mr. Singh's knowledge and background with the Company, his deep industry experience and his demonstrated leadership capability benefits our shareholders and employees and that a combined role of Chairman and CEO will best allow us to execute our strategic initiatives and business plan at this time.

Lead Independent Director
The Board of Directors has appointed Mr. Pauls to serve as our Lead Independent Director. Mr. Pauls brings extensive banking and risk management experience to our Board, is an independent voice on important issues facing the Company and ensures that those issues are fully considered by the Board of Directors.
Primary Responsibilities: In his role as Lead Independent Director, Mr. Pauls' duties include, but are not limited to:
•Presiding over regularly scheduled executive sessions with the non-management directors;
•Serving as a liaison between the Board and senior management;
•Assisting the Board of Directors, our Nominating and Corporate Governance Committee and executive management to ensure compliance with the Company's Corporate Governance Guidelines;
•Assisting the Nominating and Corporate Governance Committee and the CEO in the identification and evaluation of director candidates;
•Participating with management in shareholder engagement meetings and sharing feedback with the full Board (see "Shareholder Engagement" on page 21 for information on our shareholder engagement program);
•Communicating, as appropriate, with our primary bank regulators.
Our Corporate Governance Guidelines provide for additional independent oversight of our operations, risks, business strategy and compensation practices. Consistent with our Corporate Governance Guidelines, the Board of Directors currently consists of independent directors, except for Mr. Singh. Each of the Audit Committee, Risk Committee, Compensation Committee and Nominating and Corporate Governance Committee is composed solely of independent directors. Independent directors, therefore, oversee essential, risk-sensitive matters such as the quality and integrity of our financial statements; the compensation of our named executive officers, including the CEO; the nomination of directors; and the evaluation of the Board, its committees, and its members.

BankUnited, Inc. 2024 Proxy Statement

Our Corporate Governance Guidelines also require that the non-management directors meet regularly in executive session without the presence of management, which provides an opportunity for the independent directors to freely express their views on important issues.
Through the Company's overall governance structure described above, the Board of Directors believes it has effectively balanced the need for strategic leadership by the Company's Chairman and CEO with the oversight and objectivity of the independent directors and has created an effective and appropriate leadership structure that is conducive to the risk oversight process. The Board of Directors recognizes that, depending on the circumstances, other leadership structures might be appropriate and in the best interests of the Company. Accordingly, the Board of Directors has the discretion to modify the Company's leadership structure if it believes doing so would be in the best interests of the Company.

Executive Sessions
The rules of the NYSE require the non-management directors of the Company to regularly meet in executive session without management. In 2023, non-management directors of the Company met in executive session four times. The Company's Corporate Governance Guidelines state that a non-management independent director shall be chosen to preside at each executive session. Mr. Pauls currently serves as the Presiding Director. For information regarding how to communicate with non-management directors as a group and one or more individual members of the Board, including the Presiding Director, see "Communications with the Board of Directors" below.

CEO and Senior Management Succession Planning
    Our Nominating and Corporate Governance Committee has responsibility for succession planning with respect to the Company's CEO, as well as oversight of succession planning for other executive management positions. The Nominating and Corporate Governance Committee annually reviews succession plans for the CEO, and considers emergency, interim scenarios as well as long-term scenarios. The Nominating and Corporate Governance Committee further works with our CEO to review succession planning for other executive management positions, including his evaluations of executive officers and development plans for executives. The Chair of the Nominating and Corporate Governance Committee leads a discussion with the full Board following the annual succession planning session.

BankUnited, Inc. 2024 Proxy Statement

Communications with the Board of Directors
Any interested parties desiring to communicate with the Board of Directors or any of the independent directors regarding the Company may directly contact such directors by delivering such correspondence to such directors (or the entire Board) in care of the Company's Corporate Secretary at BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.
The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control over financial reporting and auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by writing in care of the Chairman, Audit Committee, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

Corporate Governance Guidelines, Code of Conduct and Code of Ethics
Our Board has adopted Corporate Governance Guidelines, which set forth a flexible framework within which our Board, assisted by Board committees, directs the affairs of the Company. The Corporate Governance Guidelines address, among other things, the composition and functions of the Board, director independence, compensation of directors, management succession and review, Board committees and selection of new directors.
We also have a Code of Conduct, which is applicable to all directors, officers, employees, agents (including consultants and contractors) and temporary personnel of the Company. We have a separate Code of Ethics for Principal Executive and Senior Financial Officers, which contains provisions specifically applicable to our principal executive officer, principal financial officer, principal accounting officer and controller (or persons performing similar functions).
We have an Ethics Committee, formed to oversee and help define a culture of ethical responsibility. The ethics committee reports periodically to the Audit Committee of the Board. The Company also has a 24 hour ethics hotline which can be used to report suspected violations of the Code of Conduct, accounting, audit or internal accounting control matters. The Company encourages any employee to report such conduct openly, if desired, or anonymously, without fear of retaliation.
The Corporate Governance Guidelines, the Code of Conduct and the Code of Ethics for Principal Executive and Senior Financial Officers are available on our website at https://ir.bankunited.com. We expect that any amendments to these codes, or any waivers of their requirements, will be disclosed on our website.

ESG Practices and Oversight
The Board of Directors oversees ESG matters and has delegated primary responsibility for oversight of those matters, including human capital and diversity, to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee periodically reports to the full Board on material ESG matters. Our Risk Committee also has oversight for certain ESG related risks. In addition to its oversight of information security and cybersecurity, the Risk Committee, as part of the Company's enterprise-wide risk management framework is responsible for oversight of the identification and mitigation of climate related risks such as those related to credit underwriting and severe weather events. The Compensation Committee may also be involved with oversight of certain human capital matters.

BankUnited, Inc. 2024 Proxy Statement

Environmental Sustainability
We recognize that the world’s climate is changing. Climate change is likely to have profound long-term impacts on our way of life, our communities and more specifically on the way we do business. We recognize that BankUnited operates in and has exposure to areas of the country that may be more exposed to climate change risk over the long-term. While we recognize that the science related to predicting and estimating the long-term impacts of climate change is relatively new and still evolving, we strive to incorporate consideration of climate change risk in our strategic and business decisions.
We continue to monitor the evolution of regulatory developments and industry practice with a view toward developing a more comprehensive framework for assessing, monitoring and managing the impact or potential impact of both physical and transition climate risk on our business. We are currently investing in efforts to help us better dimension the potential impact of climate change on our business and provide more comprehensive disclosures to our stakeholders.
Our BCM department actively monitors severe weather events that may impact the Company's customers, locations or operations including hurricanes, winter storms, flooding and fire. Given our presence in Florida, during hurricane season BCM continuously monitors and tracks storm activity and forecasted paths. The Company has a comprehensive Hurricane Response Plan that outlines measures to be taken before, during and after a storm strikes, including customer outreach, communication plans, evacuation and employee safety, safeguarding real estate assets, activation of a command center, the relocation of staff responsible for critical business processes if necessary and post storm impact assessments on both the Company and its customers. This plan has been tested under both simulated and actual conditions. BCM also assesses the resilience of our significant third party service providers with respect to their ability to respond to service disruptions or degradations resulting from severe weather events. We have migrated our disaster recovery technology infrastructure as well as most of the technology infrastructure supporting daily operations to the cloud to minimize the impact of physical damage to our facilities on our ability to continue uninterrupted operations. Our credit underwriting standards also consider weather event related risks, including risks related to the cost and availability to our borrowers of property and casualty insurance.
We view providing financing that promotes sustainable and environmentally friendly practices as prudent and desirable. We have a dedicated sustainability finance practice in our corporate banking division charged with identifying and furthering these opportunities. At December 31, 2023, our loan portfolio contained $751 million of loans in the categories of renewable energy, energy efficiency, clean transportation, sustainable water, water and waste management, environmental remediation, carbon capture, climate change adaptation, emissions and greenhouse gas reduction, fleet transformation and the financing of energy efficient or LEED certified properties. Our securities portfolio currently contains approximately $321 million in bonds designated by the issuer as green, social or sustainability bonds.

Information Security and Cybersecurity
The Company has a formal information security program and charter, designed to ensure that its information assets are protected in a manner that reduces the risk of unauthorized information disclosure, modification or destruction, whether accidental or intentional. The information security program applies to all employees, contractors and third party service providers, establishes standards and practices for the secure use and management of the Company's data, information and information systems and is consistent with applicable regulatory guidelines and principles. The program requires the identification and assessment of and appropriate response to vulnerabilities and threats that could adversely impact the Company's information and/or data assets.

BankUnited, Inc. 2024 Proxy Statement

Our information security organization is led by our Chief Information Security Officer ("CISO"), who has primary responsibility for establishing, maintaining and overseeing the enterprise-wide information security program. The CISO reports administratively to our Chief Information Officer, who reports directly to our CEO. The CISO also has a direct line of reporting to the Risk Committee of the Board. While our information security organization has primary responsibility for the monitoring, detection and containment of internal and external security threats, information security is a shared responsibility. Platform owners and information owners also play critical roles in our information security infrastructure.
The Operational Risk Management Committee oversees information security risk management. The Risk Committee of the Board has board level responsibility for risk oversight related to information security and cybersecurity, for overseeing management's approach to effectively addressing these risks and for reviewing the Information Security Program at least annually. The Risk Committee, and as appropriate the full Board, receive regular reporting from the CISO.
Our information security department, in collaboration with our third-party risk management unit,     evaluates the information technology and security programs of significant third party service providers. These reviews typically leverage current SOC 1 or SOC 2 reports that evaluate the design and operational effectiveness of information technology and security related controls. In addition, the third party’s information technology and security policies and procedures are evaluated to form an overall opinion of the third party service provider's technology and information security posture. Our BCM department assesses the resilience, incident reporting and management capabilities of our significant third party service providers with respect to service disruptions or degradations resulting from information security incidents.
We provide regular and continuous cybersecurity training and education to our employees with a goal of educating them on how to detect potential threats and on their responsibilities to help protect the confidentiality, availability and integrity of the Company's information assets, thereby creating a security aware culture. Engaging our employees with security awareness throughout the year, focusing on behavior at both the office and remote work locations, helps to maintain a high level of security awareness. Our cybersecurity training program consists of new-hire training, monthly newsletters, security tips and videos, regular simulated phishing campaigns directed at all of our employees, a "repeat clicker" program required for employees who click on phishing emails after receiving required training, an annual cybersecurity awareness month, a recognition program, gamification exercises and required annual compliance training for all employees. Our board members also participate in cybersecurity training presented by both internal and external subject matter experts, including presentations and reporting related to emerging cybersecurity and information security matters, and updates on technology, regulatory and legal developments.
In 2022, we engaged third-party service provider Clarium Managed Services, LLC to conduct a cybersecurity assessment for BankUnited, N.A. The assessment gauged the overall cybersecurity risk posture of BankUnited, N.A. and resulted in a score of 4.8 on a scale of 0 to 5, with 5 being the highest score possible. The higher the score, the higher the maturity on cyber security posture.

Social Responsibility
Supporting our Communities
At BankUnited, we give back to the communities in which we live and work because we believe vibrant communities sustain our neighborhoods and are the foundation of successful businesses. We are proud of the impact we have made in our geographic footprint through our commitment to our customers, shareholders, employees and the communities we serve.

BankUnited, Inc. 2024 Proxy Statement

In 2023, our employees reported a total of 3,501 volunteer hours, up 32% from 2022, serving 128 community organizations and approximately $3 million in grants, sponsorships and contributions to over 200 community and not-for-profit organizations.
At December 31, 2023, we had 36 Community Reinvestment Act ("CRA") eligible community development loans totaling approximately $189 million, including $55 million in affordable housing loans, 582 CRA eligible small business loans totaling $138 million and $166 million in Low Income Housing Tax Credit Investments. Following its most recent CRA Performance evaluation in October 2021, BankUnited received an overall rating of "Satisfactory".
Supporting our Customers
Digital
We continue to invest in our digital platforms to enhance the banking experiences of our consumer and small business customers. Our digital banking app allows our customers to safely manage their accounts from anywhere at any time. Customers can check account balances, pay bills, transfer funds, pay friends and family and set up account alerts.
Small Business Lending
We are committed to supporting the growth and development of small businesses in our markets. We offer a variety of small business loan and deposit products. As a U.S. Small Business Administration Preferred Lender, we offer our clients several types of SBA loans, including 7(a), Express and 504 loans.
Supplier Relationships
Partnerships with our key suppliers are integral to providing high quality banking services. Strong supplier partnerships help elevate our brand and strengthen our competitive position.
We have a robust third-party risk management function that ensures proper management of the risks attendant to reliance on third parties in providing banking services and adherence to applicable regulatory requirements. Our third-party risk management framework encompasses initial and ongoing supplier due diligence, contract lifecycle management and performance monitoring.
As part of our commitment to partnering with innovative third-party suppliers, BankUnited places the utmost emphasis on the ethical behavior of the suppliers we contract with. In keeping with the high standards we hold ourselves to, we’ve developed the BankUnited Vendor Code of Conduct that outlines the expectations of our significant third-party suppliers.

Human Capital
A Diverse and Inclusive Workplace that Empowers Employees
Our goal is to create a safe, diverse and inclusive workplace where individuals are valued, feel free to express themselves, are empowered to succeed and are able to grow both personally and professionally. We believe that our employees are our greatest asset and vital to our success. As such, we seek to hire and retain the best candidate for each position, without regard to age, gender, ethnicity, or other protected trait, but with an appreciation for a diversity of perspectives and experience. We offer diversity and inclusion training to all of our employees. At December 31, 2023, we had 1,588 full-time employees and 28 part-time employees. Approximately 56% of our workforce was female.

BankUnited, Inc. 2024 Proxy Statement

The following chart further illustrates the diversity of our workforce at December 31, 2023:

Diverse Workforce

2.4%
2.0%
37.0%
42.0%
9.8%
6.8%
White
Asian
Black or African American
Hispanic or Latino
Two or More Races
Other (incl. not specified)

Benefits – Wellness, Work-Life and Financial
At BankUnited our benefit programs are designed to provide our employees and their family members with quality of life – including a full range of affordable health, dental and vision benefits, and a free employee assistance program. We also offer programs such as a Company sponsored 401(k) Retirement Savings Program, a tuition reimbursement program, flexible spending accounts and health savings accounts with Company contributions to help employees attain financial security and reach their financial goals. BankUnited offers paid time off, paid parental leave for male and female employees, paid holidays, flexible work schedules and hybrid and remote job opportunities, where possible.
Safety and Wellness
The safety and wellness of our employees is fundamental to the success of our company. Our award winning Wellness Program was developed using a gold standard of benchmarking that focuses on employee health and incorporates wellness initiatives focused on mental, physical, intellectual, occupational, social, emotional, financial and spiritual components of wellness. The BankUnited Corporate Center has an on-site fitness facility and we provide our employees with on-site health screenings, eye exams, dental exams, mammograms and vaccine clinics. Employees can choose to participate in nutrition counseling, music and art therapy, live and streaming fitness classes, meditation sessions and live and virtual learning opportunities with area wellness experts. We offer safety programs including first aid and CPR courses.
For participation in our Wellness Program, we offer our team members a reduced premium rate for medical coverage. Of our medically covered team members (including spouses and domestic partners), 84% completed all requirements to receive the reduced premium benefit in 2023.
In recognition of our employee wellness programs, BankUnited received the Healthiest Employer Award from the South Florida Business Journal in 2020, 2021 and 2022. In 2023, BankUnited was listed as number one

BankUnited, Inc. 2024 Proxy Statement

among America's Top 100 Healthiest Employers by Springbuk HR Technology and was recognized by Newsweek as one of America’s Greatest Workplaces.
Career Growth and Development
Our Go for MoreTM Academy provides employees with training and resources that support our entrepreneurial spirit. Through a broad array of online learning resources provided by our Go for MoreTM Academy Learning Portal, Udemy for Business and Mind Tools, employees participate in education covering a myriad of banking topics, increase their skill sets, build their product knowledge and promote collaboration and career development. Through our Discover Coaching program, we offer a personalized approach where employees meet one-on-one with internal coaches to promote individual growth, skill development, leadership development, and problem solving. A total of 204 employees participated and completed these programs in 2023.
We also further career development with leadership training and mentoring programs. Our Rising Leaders, Situational Leadership and EXCELerate programs provide our employees the opportunity to reach their full potential so we can reach ours. We have a variety of mentoring programs for new hires and professional development. We pair participants with experienced team members to guide them in developing the skills and knowledge they need to succeed in their professional growth. In 2023, 280 team members enrolled in the mentoring programs and a total of 1,247 mentoring hours were reported. Our employees rated their overall mentorship program satisfaction with a score of 4.7 out of 5 stars.
Communication and Engagement
We strongly believe that communication is a key factor in employee engagement, and that having engaged employees is a benefit to fellow employees, our customers, our communities and our shareholders. We think it is important to measure employee engagement; our most recent employee engagement survey was conducted by a third party in September 2022. Survey results reported an increase in overall engagement, defined as employees who responded favorably, from 73% in 2020 to 81% in 2022. The 81% overall engagement score in 2022 favorably compared to an industry benchmark of 76%. Survey results also reported that 93% of our team members feel that they are treated with respect at BankUnited and 91% feel that BankUnited employees are treated equally regardless of race, ethnicity, age, gender disability, religious beliefs, and sexual orientation. Survey results help us not only to measure engagement but to initiate actions to further facilitate open and direct communication. We encourage managers to meet with their employees regularly and maintain an open door policy. We have regular CEO update video calls and town hall meetings. Our mentorship program, focus and affinity groups, group exercise and wellness programs, community volunteer opportunities, on-site fitness facility, employee café and seminars also promote employee engagement. In 2023, we launched the Leadership Chat Series, a live and interactive webinar with BankUnited executives and our employees. Our Kudos Employee Recognition platform encourages employees to recognize one another’s contributions and accomplishments.

iCARETM
Through our iCARE™ ("Inclusive Community of Advocacy, Respect and Equality") initiative, we have launched a number of programs intended to foster a culture that promotes social justice, equal access, community development and opportunity. Our iCARE™ Council consisting of 15 employees with diverse backgrounds across different divisions in our organization oversees the continued evolution of iCARE™. 17 employees designated as iCARE™ Ambassadors promote engagement in iCARE™ programs across the organization. Employees are encouraged to participate in interactive events, cultural celebrations, enterprise-wide mentorship programs and volunteer opportunities. Employees are given paid time to participate in community volunteer opportunities.

BankUnited, Inc. 2024 Proxy Statement

BankUnited has partnered with six universities in our local markets to provide scholarships and internship programs, with a primary focus on minority high school and college students. Since the inception of these initiatives in 2020, 109 college and high school students have participated and 36 of them have been hired for full time roles at the Bank. Through BankUnited's exclusive partnership with Florida International University, the ATOM Pink Tank program, a six-month leadership, mentorship and research development program was created to empower female students pursuing STEM careers. Pink Tank participants receive weekly guidance and mentorship by BankUnited employees throughout the ten-week research and competition stage. The students connect with BankUnited professionals of all levels and disciplines. Since the inception of this initiative, 46 students have completed the program and 20 new students have been selected for the 2023-2024 cohort. To date, BankUnited has hired seven female students from the program and garnered participation of over 55 BankUnited employees representing 20 departments across the Bank.
Through iCARE™ we engage and encourage our employees to participate in various Bank sponsored community programs and events. These community programs include BankUnited's "Adopt A Neighborhood" in Florida focused on providing support to under-served predominantly minority communities, the "Entrepreneurship Initiative" in New York, providing workforce development in partnership with a local university, and the "Heir’s Program" which brought together a consortium of expertise to provide legal services and education to predominantly minority families seeking to maintain property in family lineage. The Bank also launched the iCARETM Ventures program to support, promote and strengthen local entrepreneurship and small business growth to minority owned businesses in our community.

Director Compensation
We use a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties, as well as the skill level we require of members of our Board. Directors who are also our employees do not receive any compensation from us for any period of service on our Board or Board committees that is concurrent with service as an employee.
Directors do not receive fees for attending Board or committee meetings. Non-employee directors are reimbursed for reasonable expenses incurred in connection with Board-related activities.

2023 Director Compensation
Our Compensation Committee periodically reviews and recommends updates to the director compensation program for Board approval. No changes were made to the form or amount of director compensation for 2023.
Cash-Based Compensation
For service in 2023, each non-employee director was eligible to receive an annual cash retainer of $70,000 for his or her service on our Board. The Chairs of the Audit Committee and the Risk Committee each receive an additional annual retainer of $35,000 and the members of the Audit and the Risk committees receive an additional annual retainer of $25,000. The Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an additional annual retainer of $25,000. Cash retainers are paid in monthly or quarterly installments.

BankUnited, Inc. 2024 Proxy Statement

The following table shows compensation paid, earned or awarded to each of the non-management directors of our Board for 2023:

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Tere Blanca	70,000	70,013	140,013
John N. DiGiacomo	95,000	70,013	165,013
Michael J. Dowling	95,000	70,013	165,013
Douglas J. Pauls	130,000	105,028	235,028
A. Gail Prudenti	70,000	70,013	140,013
William S. Rubenstein	95,000	70,013	165,013
Germaine Smith Baugh, Ed.D.	43,822	70,013	113,835
Sanjiv Sobti, Ph.D.	155,000	70,013	225,013
Lynne Wines	120,000	70,013	190,013
1.    Dr. Smith Baugh joined our Board on May 16, 2023. Amount reported is a pro rata portion of her annual retainer fee ($70,000) for the period of time Dr. Smith Baugh served on our Board in 2023.
2.    The amounts in this column represent the value of restricted common stock awards granted to each non-employee director, as described under "—Stock-Based Compensation" and determined in accordance with FASB ASC Topic 718. The grant date fair value is based on the closing price of our stock on the NYSE on the grant date. The closing stock price on May 16, 2023, the date of grant, was $16.94 per share. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 12 to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

BankUnited, Inc. 2024 Proxy Statement

Stock-Based Compensation
On May 16, 2023, our Board approved a grant of 4,133 shares of restricted common stock (grant date fair value of $70,013) to each non-management director elected at the 2023 annual meeting to serve a term ending at the 2024 annual meeting. Mr. Pauls received an additional grant of 2,067 shares of restricted common stock (grant date fair value of $35,015) for his service as Lead Independent Director. Each non-management director's restricted common stock grant vests in full on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of shareholders, subject to the director's continued service as a director through the vesting date, except for accelerated vesting in the event of the director's death or disability and in certain circumstances relating to a change in control of the Company.
As of December 31, 2023, our non-management directors held the number of unvested shares of restricted stock shown in the table below. Our non-management directors held no other outstanding equity awards as of such date.

Name	Unvested Restricted Shares (#)
Tere Blanca	4,133
John N. DiGiacomo	4,133
Michael J. Dowling	4,133
Douglas J. Pauls	6,200
A. Gail Prudenti	4,133
William S. Rubenstein	4,133
Germaine Smith Baugh, Ph.D.	4,133
Sanjiv Sobti, Ph.D.	4,133
Lynne Wines	4,133

Stock retention requirements and non-hedging policy for our non-management directors

•Under our stock retention requirements, non-management directors are not permitted to sell shares of the Company's stock other than to cover taxes related to the vesting of equity awards if, after giving effect to such sale, his or her respective retained equity (including vested and unvested equity) has a value that is less than five times the current annual retainer of $70,000. All non-management directors subject to the policy are in compliance with these requirements. Dr. Smith Baugh joined the Board in May 2023 and has three years to comply with the retention requirement.
•The Company's Insider Trading Policy prohibits directors and executive officers of the Company from engaging in short sales of the Company's securities and from engaging in hedging transactions such as (but not limited to) zero-cost collars, equity swaps, and forward sale contracts in the Company's securities. The policy also prohibits pledging of the Company's securities as collateral for a loan and from holding securities in a margin account. See page 60 for additional information about our prohibitions on hedging and pledging of Company Securities.

Director Nominating Process and Diversity
The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of shareholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending

BankUnited, Inc. 2024 Proxy Statement

candidates to the Board of Directors for Board membership. When formulating its Board of Directors membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including shareholders, as it deems appropriate.
The Nominating and Corporate Governance Committee and the Board of Directors believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of nomination for Board membership. Our director nominees are 33% diverse by gender (female) and 44% diverse by ethnicity/nationality. The Nominating and Corporate Governance Committee has not identified any specific minimum qualifications that must be met for a person to be considered as a candidate for director. However, Board candidates are selected based on various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. Although the Board of Directors does not have a formal diversity policy, the Nominating and Corporate Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company's annual meetings of shareholders.
Candidates Nominated by Shareholders
The Nominating and Corporate Governance Committee will also consider nominees recommended by shareholders. Our Corporate Governance Guidelines provide that nominees recommended by shareholders should be given appropriate consideration in the same manner as other nominees. Pursuant to the Company's Amended and Restated By-Laws, shareholders who wish to nominate a candidate for consideration by the Nominating and Corporate Governance Committee for election at the 2025 annual meeting may do so by delivering written notice, no earlier than January 15, 2025 and no later than February 14, 2025, of such nominees' names to BankUnited, Inc., 14817 Oak Lane Miami Lakes, FL 33016, Attention: Corporate Secretary. Any shareholder of record or beneficial owner of common stock on whose behalf a nomination is being proposed must (i) be a shareholder of record or beneficial owner on the date of the giving of such notice, on the record date for the determination of shareholders entitled to notice of and to vote at the 2025 annual meeting of shareholders and at the time of the 2025 annual meeting of shareholders and (ii) comply with the applicable notice procedures set forth in the Company's Amended and Restated By-Laws.
The Company's Amended and Restated By-Laws require that certain information must be included in the notice provided to the Company's Corporate Secretary regarding the nomination and the shareholder giving the notice, the beneficial owner on whose behalf the notice is made, if any, and any affiliate or associate of the shareholder or the beneficial owner (collectively, the "Nominating Person"). The information required to be set forth in such notice includes (i) the name and address of the Nominating Person, (ii) information regarding the common stock owned, directly or indirectly, beneficially or of record by the Nominating Person, (iii) whether and the extent to which any derivative or other instrument, transaction, agreement or arrangement has been entered into by or on behalf of the Nominating Person with respect to the common stock and certain additional information relating to any such instrument, transaction, agreement or arrangement as described in the Company's Amended and Restated By-Laws, (iv) any other information relating to the Nominating Person that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies with respect to such business and (v) a description of all arrangements or understandings (including any anticipated benefits to the Nominating Person as a result of the nomination) between or among the Nominating Person and the candidate and any other person in connection with the proposed nomination. The

BankUnited, Inc. 2024 Proxy Statement

notice must also include a representation that the shareholder giving the notice intends to appear in person or by proxy at the 2025 annual meeting to nominate the person named in the notice.
The Company's Amended and Restated By-Laws also require that the notice provide certain information regarding the candidate whom the Nominating Person proposes to nominate as a director, including (i) certain biographical information, such as name, age, business and residential address and principal occupation, (ii) the information that would be required to be provided if the candidate were a Nominating Person, (iii) a resume or other written statement of the qualifications of the candidate and (iv) all other information regarding the candidate, including the written consent of the candidate indicating that the candidate is willing to be named in the proxy statement as a nominee and serve as a director if elected, that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies for director elections.
For a complete description of the procedures and disclosure requirements to be complied with by shareholders in connection with submitting director nominations, shareholders should refer to the Company's Amended and Restated By-Laws. Shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2025.
No candidates for director nominations were submitted by any shareholder in connection with the 2024 Annual Meeting.

Outside Advisors
Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The Board of Directors need not obtain management's consent to retain outside advisors.

BankUnited, Inc. 2024 Proxy Statement

CERTAIN RELATED PARTY RELATIONSHIPS
Review and Approval of Transactions with Related Persons
Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve's Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.
Our Board of Directors has also adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the NYSE concerning related party transactions. Related party transactions are transactions in which our Company is a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of our Company include directors (including nominees for election as directors), executive officers, greater than 5% shareholders of our Company and the immediate family members of these persons. Our general counsel, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to our Related Party Transactions Policy. If so, the transaction will be referred for approval or ratification to the Nominating and Corporate Governance Committee. In determining whether to approve a related party transaction, the Nominating and Corporate Governance Committee will consider, among other factors, the fairness of the proposed transaction; the direct or indirect nature of the director's, executive officer's or related party's interest in the transaction; the appearance of an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction and the financial position of the director, executive officer or related party; whether the transaction would impair an outside director's independence; the acceptability of the transaction to the Company's regulators; and the potential violations of other Company policies. Additionally, all related party transactions are reviewed by the Audit Committee. Our Related Party Transactions Policy is available on our website at https://ir.bankunited.com, as Annex B to our Corporate Governance Guidelines.
The Company had no reportable related party transactions as defined in the applicable policy for 2023 or to date in 2024 and there are no currently proposed related party transactions that would be reportable under the applicable policy.

BankUnited, Inc. 2024 Proxy Statement

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal
The Audit Committee has appointed Deloitte & Touche LLP to serve as BankUnited, Inc.'s independent registered public accounting firm for its fiscal year ending December 31, 2024. The Audit Committee and the Board of Directors seek to have the shareholders ratify the Audit Committee's appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. Although BankUnited, Inc. is not required to seek shareholder approval of this appointment, the Board of Directors believes it to be sound corporate governance to do so. If the appointment of Deloitte & Touche LLP is not ratified by the shareholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of Deloitte & Touche LLP.
Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2024.

BankUnited, Inc. 2024 Proxy Statement

Report of the Audit Committee
The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee consists of three directors who have been determined by the Board of Directors to be independent of the Company as prescribed by the NYSE and the SEC. Our Board has further determined that all Committee members are financially literate in accordance with NYSE listing standards and further qualify as "audit committee financial experts" as defined by the SEC. The Company's management has the primary responsibility for the financial statements and for the financial reporting process, including the establishment and maintenance of the system of internal control over financial reporting. Deloitte & Touche LLP, the Company's independent registered public accounting firm for the fiscal year ended December 31, 2023, was responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and auditing the Company's internal control over financial reporting and expressing an opinion on the effectiveness thereof. In this context, the Audit Committee has reviewed the audited financial statements and met and held discussions with management and Deloitte & Touche LLP regarding the fair and complete presentation of those financial statements and the assessment of the Company's internal control over financial reporting.
The Audit Committee has discussed with Deloitte & Touche LLP matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board (the "PCAOB") and has reviewed and discussed Deloitte & Touche LLP's independence from the Company and its management. As part of that review, the Audit Committee has received the required written disclosures and correspondence required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence. The Audit Committee has concluded that Deloitte & Touche LLP is independent from the Company and its management.
The Audit Committee meets with the Chief Financial Officer in regular sessions and has met with representatives of Deloitte & Touche LLP, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
The Audit Committee
Sanjiv Sobti, Ph.D. (Chairman)
John N. DiGiacomo
Lynne Wines

BankUnited, Inc. 2024 Proxy Statement

Auditor Fees and Services
The following table presents fees for professional services provided by Deloitte & Touche LLP for the last two fiscal years in each of the following categories, including related expenses:

	2023		2022
Audit Fees	$1,862,500		$1,811,250
Audit-Related Fees	$—		$—
Tax Fees	$—		$—
All Other Fees	$—		$—
Total Fees	$1,864,523	$1,864,523	$1,813,272
Audit Fees: Includes the aggregate fees billed by Deloitte & Touche LLP for professional services rendered and related expenses for the audit of the Company's consolidated financial statements, reviews of consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q and the audit of the Company's internal control over financial reporting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged. The Audit Committee pre-approved, or approved before the engagement of the independent auditor, all of the audit services provided to the Company by Deloitte & Touche LLP in fiscal year 2023.

BankUnited, Inc. 2024 Proxy Statement

EXECUTIVE OFFICERS
The following table sets forth the name and position of each of our executive officers.

Name	Position
Rajinder P. Singh	Chairman, President and Chief Executive Officer
Leslie N. Lunak	Chief Financial Officer
Thomas M. Cornish	Chief Operating Officer
Rishi Bansal	Chief Investment Officer of BankUnited, N.A.
Jay D. Richards	Chief Risk Officer of BankUnited, N.A.
Kevin Malcolm	General Counsel of BankUnited, N.A.

Rajinder P. Singh. For biographical information regarding Mr. Singh, see page 5.

LESLIE N. LUNAK

Ms. Lunak has been our Chief Financial Officer since March 2013. Ms. Lunak served as the Bank's Executive Vice President and Chief Accounting Officer from June 2012 through March 2013 and as Senior Vice President, Finance from October 2010 through June 2012. From August 2004 through October 2010, Ms. Lunak was an Audit Director at the public accounting firm McGladrey & Pullen, LLP. Her responsibilities included overseeing audit engagements and the performance of financial and accounting consulting services for clients primarily engaged in the financial services industry, serving as a designated national financial services industry specialist and serving as a subject matter expert in a variety of technical accounting areas, including derivatives, equity instruments, fair value accounting and acquisition accounting. She was also responsible for the development and presentation of a wide variety of continuing education courses for both internal and external audiences. From 2001 through August 2004, Ms. Lunak was a senior audit manager with the certified public accounting firm Adair, Fuller, Witcher and Malcom, with oversight responsibility for all of the firm's audit engagements. From June 1985 through 2001, Ms. Lunak was an independent consultant, providing finance and accounting related services to clients consisting primarily of community banks and thrifts and the U.S. Drug Enforcement Administration. From 1979 through June 1985, Ms. Lunak was with the public accounting firm Deloitte, where she was an audit manager serving primarily clients in the banking industry and was designated a national banking industry specialist. Ms. Lunak is a Florida CPA and received a B.S. in Accounting from Oklahoma State University.

Age: •66
Position: •Chief Financial Officer
Position Since: •March 2013

BankUnited, Inc. 2024 Proxy Statement

THOMAS M. CORNISH
Mr. Cornish has been our Chief Operating Officer since January 2017. Mr. Cornish was the Bank's President, Florida Region from March 2014 through December 2016. From 2003 to March 2014, Mr. Cornish served as President and Chief Executive Officer of Marsh & McLennan Agency, Florida Region. Prior to that, he held several senior leadership positions with SunTrust Bank from 1983 through 2003. While with Marsh & McLennan Agency, Mr. Cornish was recognized with honors as "Miami's CEO of the Year" by the South Florida Business Journal and the "Ultimate CEO" by Business Leader Magazine. Mr. Cornish was also elected to the Florida International University ("FIU") School of Business Hall of Fame in 2013. In 2017, Mr. Cornish received the Torch Award from the FIU Alumni Association, the organization's highest award that recognizes alumni and faculty making positive impacts on their profession, the community and the university. Mr. Cornish previously served as Chairman of the Board of the FIU Foundation. He is also the past Chairman of the FIU Wolfsonian Museum and past Chairman of the Board of the Miami Children’s Hospital Foundation. Mr. Cornish is a past Chairman of the Beacon Council and Assurex Global Corporation. He is a past board member of the Camillus House, the Chapman Partnership and past member of the Orange Bowl committee. Mr. Cornish earned his B.A. degree from Florida International University.
Age: •65
Position: •Chief Operating Officer
Position Since: •January 2017

RISHI BANSAL
Mr. Bansal has been the Bank's Chief Investment Officer since February 2017 and most recently served as Executive Vice President, Mortgage Portfolio. Mr. Bansal joined the Bank in July 2009, and was part of the advisory group that worked on the Bank's acquisition. In his role as Chief Investment Officer, Mr. Bansal is responsible for the bank’s investment securities portfolio. He manages the Bank's residential loan portfolio, residential mortgage warehouse business and Pinnacle Public Finance business. Prior to joining BankUnited, Mr. Bansal was a Managing Director in fixed income with Merrill Lynch from 2007 through 2009 and a fixed income trader at Lehman Brothers from 1998 through 2007. Mr. Bansal received a Post Graduate Diploma in Management from Indian Institute of Management, Ahmedabad and earned his Bachelor of Technology (Chemical Engineering) from Indian Institute of Technology, Delhi.
Age: •50
Position: •Chief Investment Officer of BankUnited, N.A.
Position Since: •February 2017

BankUnited, Inc. 2024 Proxy Statement

JAY D. RICHARDS
Mr. Richards has been the Bank's Chief Risk Officer since September 2019 when the Bank consolidated the Credit and Risk organizations into one Enterprise Risk Management group. Mr. Richards served as our Chief Credit Officer from January 2018 through September 2019. Prior to that, he held several senior leadership positions with TD Bank (and its predecessor banks) from 2008 until 2018, Compass Bank from 2006 until 2008, Regions Bank (and its predecessor banks) from 1999 until 2006, and Bank One (now part of JPMorgan Chase) from 1993 through 1999. Mr. Richards has a breadth of experience across Capital Markets, Commercial C&I, Commercial CRE, Consumer Lending, Specialty Banking, Government and Not-for-Profit Banking industries, as well as, extensive Workout and Recovery experience. In addition, Mr. Richards has significant experience in bank mergers and acquisitions, from the due diligence phase through integration. He has also been an essential part of several core infrastructure and strategic realignment projects. Mr. Richards has a B.S. in Finance from Indiana State University.
Age: •53
Position: •Chief Risk Officer of BankUnited, N.A.
Position Since: •September 2019

KEVIN MALCOLM

Mr. Malcolm has been General Counsel of BankUnited, N.A. since September 2020. In his role as General Counsel, Mr. Malcolm is responsible for overseeing the Bank's Legal, Regulatory Compliance, BSA and Corporate Fraud departments. Prior to joining BankUnited, Mr. Malcolm served as Vice President, Head of Legal for VeriFone’s Europe, Middle East and Africa region from March to September 2020. From December 2017 to March 2020, Mr. Malcolm was General Counsel and Vice President Business and Legal Affairs for Curb Mobility. Prior to joining Curb Mobility, Mr. Malcolm served as Vice President, Strategic Business Development and Legal – Global Taxi Systems at VeriFone from March 2013 to December 2017. Mr. Malcolm began his career as an M&A and corporate finance attorney in London, England and Los Angeles with global law firms Simpson Thatcher & Bartlett LLP and Skadden Arps Slate Meagher & Flom LLP, where he represented leading private equity funds and their portfolio companies. Mr. Malcolm received his J.D. from Columbia University School of Law and his B.F.A. from New York University, Tisch School of the Arts.

Age: •51
Position: •General Counsel of BankUnited, N.A.
Position Since: •September 2020

BankUnited, Inc. 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
In this section, we describe the objectives and elements of our compensation philosophy, policies and practices with respect to the compensation of the executive officers who appear in the "Summary Compensation Table for 2023." Our named executive officers (“NEOs”) for the fiscal year ended December 31, 2023 were the individuals set forth in the table below:

Named Executive Officer	Age	Title
Rajinder P. Singh	53	Chairman, President and Chief Executive Officer
Leslie N. Lunak	66	Chief Financial Officer
Thomas M. Cornish	65	Chief Operating Officer
Rishi Bansal	50	Chief Investment Officer of BankUnited, N.A.
Jay D. Richards	53	Chief Risk Officer of BankUnited, N.A.

EXECUTIVE SUMMARY

Building Long-Term Value for our Shareholders in a Challenging Environment
2023 Key Performance Highlights

2023 was a challenging year for the banking industry, characterized by an unprecedented interest rate environment, restrictive monetary policy and a liquidity event that led to three highly publicized regional bank closures. Our executive management team and board of directors successfully navigated this challenging environment and BankUnited continued to support its customers and serve their banking needs. The Company finished the year strong with robust loan and deposit pipelines, an improved funding mix, strong credit performance and an expanding margin.

Net income for the year ended December 31, 2023 was $178.7 million compared to $285.0 million for the year ended December 31, 2022. For the year ended December 31, 2023, the return on average stockholders' equity was 7.01% and the return on average assets was 0.49%. Earnings for the year were negatively impacted by margin pressure resulting from the cumulative impact of a series of events that have shaped the operating environment and by a $35.4 million FDIC special assessment. Despite these factors, the Company gained strong momentum in 2023 on the execution of near to medium-term strategic priorities that support our long-term vision of building a leading, relationship focused small business and middle market franchise. Those strategic priorities include improving both the funding profile and the asset mix, ultimately leading to margin expansion, while maintaining strong liquidity, capital and credit quality.

•The funding mix improved over the final three quarters of 2023 following the industry liquidity event of March; non-brokered deposits grew by $703 million and FHLB advances were paid down by $2.4 billion between March 31, 2023 and December 31, 2023.
•Consistent with our strategic objective of improving the profitability of the asset mix, during 2023, our core C&I and CRE loan portfolio sub-segments grew by $719 million, from 56% to 60% of loans, while generally lower-yielding residential loans declined by $692 million, from 36% to 33% of loans.

•The net interest margin for the year ended December 31, 2023 was 2.56% compared to 2.68% for the year ended December 31, 2022, due in large part to an unfavorable shift in the funding mix. After declining

BankUnited, Inc. 2024 Proxy Statement

from 2.62% for the first quarter of 2023 to 2.47% for the second quarter, margin expanded to 2.56% for the third quarter and 2.60% for the fourth quarter of 2023.

•Credit remains favorable. The NPA ratio was 0.37%, 0.25% excluding the guaranteed portion of SBA loans(1), at December 31, 2023, well below pre-pandemic levels. The net charge-off ratio for the year ended December 31, 2023 was 0.09%.

•Our capital position is robust. The Company’s and the Bank’s capital ratios continued to exceed all regulatory ‘well-capitalized’ guidelines. Consolidated CET1 capital was 11.4% at December 31, 2023.

•Liquidity is ample. Total same day available liquidity was $13.6 billion and the available liquidity to uninsured, non-collateralized deposits ratio was 152% at December 31, 2023.

•Book value and tangible book value per common share grew to $34.66 and $33.62, respectively, at December 31, 2023, from $32.19 and $31.16, respectively, at December 31, 2022.

•In the first quarter of 2023, the Company increased its quarterly cash dividend by $0.02, to $0.27 per share, an 8% increase from the prior year quarterly cash dividend of $0.25 per share.

•In 2023, BankUnited was listed as number one among America's Top 100 Healthiest Employers by Springbuk HR Technology and was recognized by Newsweek as one of America’s Greatest Workplaces.

BankUnited, Inc. 2024 Proxy Statement

BankUnited, Inc. 2024 Proxy Statement

(1) The ratio of non-performing assets to total assets excludes the guaranteed portion of portion of SBA loans, which is a non-GAAP financial measure. See section entitled "Non-GAAP Financial Measures."
(2) Tangible book value per share is a non-GAAP financial measure. See the section entitled “Non-GAAP Financial Measures” on page 69 of the Company's Form 10-K for the fiscal year ended December 31, 2023 on our website at https://ir.bankunited.com for a reconciliation of this non-GAAP financial measure to the respective comparable GAAP financial measurement.
(3) There is no Tier 1 leverage ratio component in the definition of a well-capitalized bank holding company.

Compensation Philosophy and Objectives

Key Elements of our Executive Compensation Program
Emphasis on Pay for Performance
Balance Risk and Reward – Discourage Inappropriate Risk Taking
Align Interests of our Executives with those of our Shareholders
Attract and Retain Key Executives

    BankUnited's executive compensation program is centered on a pay-for-performance philosophy, which aligns executive compensation with shareholder value and determines program design. We believe that our compensation program also discourages inappropriate risk-taking by avoiding undue emphasis on any one metric

BankUnited, Inc. 2024 Proxy Statement

or short-term goal, including metrics reflective of appropriate risk management and having a cap on incentive payments.
Best Practices in Executive Compensation
The Company employs a number of practices that reflect our commitment to good compensation governance.

WHAT WE DO	WHAT WE DON'T DO
✓ Use an independent compensation consultant to advise on executive compensation matters	✗ Do not have compensation programs that encourage unnecessary and excessive risk taking
✓ Design compensation programs to drive long-term performance	✗ No income tax or excise tax gross-ups
✓ Incorporate an overriding performance condition in our performance metrics	✗ No reloading, repricing or backdating options
✓ Consider peer group data when making executive compensation decisions; many of our performance metrics are measured relative to the peer group and are formulaic in nature	✗ Do not permit hedging, pledging or short-selling of the Company's stock by executive officers
✓ Set multi-year vesting periods for equity awards	✗ Do not provide excessive severance arrangements
✓ Have an equity ownership and retention policy for NEOs	✗ Do not pay dividends or dividend equivalents on performance share units (PSUs) or restricted share units (RSUs) until vested
✓ Have a compensation recovery policy	✗ Do not provide guaranteed bonuses to our NEOs
✓ Regularly engage with shareholders on compensation and governance matters
✓ Maintain an independent Compensation Committee
✓ Provide a majority of the NEOs' compensation opportunity in the form of incentive awards, aligning compensation with the Company's performance

Consideration of Say-on-Pay Vote Results
    At our most recent annual meeting of shareholders, held on May 16, 2023 the Company conducted an advisory vote to approve its executive compensation for the fiscal year ended December 31, 2022. Shareholders approved the compensation of our NEOs, with 98.6% of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter cast to approve our 2022 executive compensation proposal. The Compensation Committee considers the high level of support for our recent Say on Pay votes - averaging over 91% for the last five years when reviewing our executive compensation program and will continue to consider shareholder feedback and the results of say-on-pay votes when making future compensation decisions.

HOW COMPENSATION DECISIONS ARE MADE
Role of the Compensation Committee
Our Compensation Committee, which is composed entirely of independent directors, is responsible for overseeing the compensation and benefit programs for our NEOs and non-employee directors. Our Compensation Committee meets at least quarterly (four times in person, three times virtually and once by written consent in 2023) to approve amounts paid to our NEOs and non-employee directors and administer our incentive plans,

BankUnited, Inc. 2024 Proxy Statement

which includes the determination of performance metrics, target pay levels, grant amounts and vesting terms of awards under such plans. Our Compensation Committee is responsible for determining whether our executive compensation policies are reasonable and appropriate, that compensation practices meet the stated objectives of those policies and effectively serve the best interests of the Company and our shareholders.
Role of Management
    In evaluating compensation, our Compensation Committee receives and considers information on performance and recommendations on pay from our Chief Executive Officer for our other named executives . Our Compensation Committee has discretion to approve, disapprove or modify recommendations made by our Chief Executive Officer. Our Chief Executive Officer is not present during deliberations or voting by our Compensation Committee relating to his own compensation.
Role of our Independent Compensation Consultant
Pursuant to its charter, our Compensation Committee may in its sole discretion, retain or obtain the advice and assistance of a compensation consultant, legal counsel or other adviser. Our Compensation Committee may retain or obtain the advice of an adviser only after taking into consideration factors related to that person’s independence from management, including each of the factors it is required to take into consideration under the Corporate Governance Standards of the New York Stock Exchange, subject to limited exceptions. Our Compensation Committee is responsible for the appointment, compensation, and oversight of any adviser it retains. The Company is obligated to provide appropriate funding for the compensation of any such adviser.
The Compensation Committee has retained Pay Governance as its independent compensation consultant. The compensation consultant assists the Compensation Committee in reviewing the framework of the Company's executive compensation program as well as compensation packages including direct salary, annual incentive and long-term equity incentive programs for Mr. Singh, Mr. Cornish, Ms. Lunak and Mr. Bansal. Pay Governance does not provide any other services to the Company.
Compensation Peer Group
The Compensation Committee selects a compensation peer group in consultation with its independent compensation consultant, considering such factors as similarity in size based on total assets, market capitalization and number of employees, comparability of size and nature of the loan and deposit portfolios, capital levels, similarity in business model and strategy, geographic footprint, whether a company is a key competitor, proxy advisor-defined peers and other qualitative factors. The Company does not seek to set compensation at a specific level relative to the peer group, but may consider compensation levels of peer group executives as one factor in its evaluation of executive compensation levels. The Compensation Committee further benchmarks certain incentive performance metrics against comparative peer group results and may consider compensation governance practices of peers among other factors in its evaluation of the Company's practices.

BankUnited, Inc. 2024 Proxy Statement

The peer group was reviewed by the Compensation Committee, in consultation with its independent compensation consultant, with respect to 2023 incentive awards. The 16 members of the 2023 peer group are:

Ameris Bancorp	Prosperity Bancshares, Inc.
Associated Banc-Corp	SouthState Corporation
BOK Financial Corporation	Synovus Financial Corp.
Cadence Bank	Texas Capital Bancshares, Inc.
F.N.B. Corporation	UMB Financial Corporation
Fulton Financial Corporation	United Bancshares, Inc.
Hancock Whitney Corporation	Valley National Bancorp
Pinnacle Financial Partners, Inc.	Webster Financial Corporation

2023 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Overriding Performance Condition
If the Company failed to be well-capitalized at December 31, 2023, as defined by the applicable federal banking regulator for purposes of the prompt corrective action provisions of the Federal Deposit Insurance Act, no performance-based awards would be payable or granted to the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or Chief Investment Officer regardless of the Company having met the established performance criteria.

2023 Capital Position
•Exceeded all requirements to be considered "well capitalized"
•Total risk-based capital of 13.4%
•CET1 risk-based capital of 11.4%
•Tier 1 leverage ratio of 7.9%
Key Components of our Executive Compensation Program
    Our executive compensation program provides a mix of salary, short- and long-term incentives, and benefits that we believe are aligned with our business strategy and are designed to maximize long-term shareholder value.

BankUnited, Inc. 2024 Proxy Statement

In light of our focus on paying for performance, the Compensation Committee structures compensation packages for the NEOs such that a majority of each officer's target compensation opportunity is delivered through incentive compensation, with a significant portion (and in the case of the CEO, a majority) of the total target incentive compensation opportunity delivered through long-term incentive compensation.
Elements of Total Target

BankUnited, Inc. 2024 Proxy Statement

Jay D. Richards
Chief Risk Officer

FIXED – 35%
Salary
35%
Restricted Share Award
37%
28%
Annual Cash Incentive
AT RISK – 65%

2023 Base Salaries
     The table below presents the 2022 and 2023 base salaries for each of the NEOs. The Compensation Committee reviews salaries annually. The Committee reviewed base salaries in March 2023 and adjusted the salary for Mr. Richards as a result of this review effective March 1, 2023.

NEO	2022 Base Salary	2023 Base Salary
Rajinder P. Singh	$1,050,000	$1,050,000
Leslie N. Lunak	$525,000	$525,000
Thomas M. Cornish	$661,500	$661,500
Rishi Bansal	$472,500	$472,500
Jay D. Richards	$400,000	$425,000
2023 Annual Incentive Awards

Messrs. Singh, Cornish and Bansal and Ms. Lunak
Each year, the Compensation Committee sets the performance criteria that are used to calculate the annual incentive awards for Messrs. Singh, Cornish and Bansal and Ms. Lunak. Mr. Richards does not participate in the AIP designed for Messrs. Singh, Cornish and Bansal and Ms. Lunak due to the importance of objectivity on the part of the Chief Risk Officer in focusing on credit quality and risk management, and the risk that such objectivity could appear to be compromised if the metrics used to determine AIP awards for the other NEOs were used in determining Mr. Richards' awards.
The Compensation Committee considers the Company's: (i) overall strategy, (ii) specific near-term strategic objectives, (iii) opportunities and challenges presented by external factors, such as the banking liquidity crisis of early 2023, (iv) any feedback received from shareholders, (v) best practices among peers, (vi) advice from the Committee's independent compensation consultant, and other factors the Committee considers relevant when evaluating and establishing performance criteria. In 2023, the Compensation Committee structured the AIP program so that 75% of the AIP awards for Messrs. Singh, Cornish, and Bansal and Ms. Lunak in respect of fiscal 2023 would be determined based on three predetermined financial performance metrics and 25% of the AIP award would be determined by the achievement of key strategic objectives established by the Compensation Committee that position the Company for long-term success. The Compensation Committee believes that basing

BankUnited, Inc. 2024 Proxy Statement

25% of the AIP award on achievement of key strategic objectives provides the Committee with a mechanism by which its review of the Company's overall performance for the year, including progress toward achievement of strategic priorities and management's response to uncertainty and volatility in the operating environment, can impact incentive payouts.

Performance Metrics - 75%		Strategic Objectives - 25%
Weight	Measurements	Weight	Measurements
25%	Ratio of Non-Interest-Bearing Demand Deposits (“NIDDA”) to Total Deposits	25%
•Successful navigation of the 2023 Banking Crisis
•Regulatory standing of the Company
•iCARETM initiatives
•Other factors arising during the year that the Committee considers relevant in assessing performance

50%	Relative 1-year growth in Tangible Book Valuer Per Share
Relative Non-Performing Assets Ratio
The table below presents the 2023 AIP Award Opportunity for each of our NEOs:

Performance Level	Payout (% of Target)	Rajinder P. Singh	Leslie N. Lunak	Thomas M. Cornish	Rishi Bansal
< threshold	—%	–	–	–	–
threshold	50%	$787,500	$229,688	$496,125	$236,250
target	100%	$1,575,000	$459,375	$992,250	$472,500
maximum	150%	$2,362,500	$689,063	$1,488,375	$708,750

For the portion of the AIP award based on performance metrics measured relative to the compensation peer group (relative performance component), the payout is based on an average percentile ranking ("APR"). The following table presents the payout grid for these metrics:

APR	Payout (% of Target)
<25%	—%
25%	50%
50%	100%
75%	150%

For the portion of the AIP award based on performance metrics measured relative to values or levels predetermined by the compensation committee (absolute performance component), performance at the threshold level as established by the compensation committee results in a payout equal to 50% of target, performance at the target level results in a payout at 100% of target and performance at the maximum level results in a payout at 150% of target. Performance below the threshold level results in no payout for this component of the AIP.

For all components of the AIP award, performance between threshold and target and between target and maximum is interpolated on a linear basis.
Absolute Performance Component

The Compensation Committee determined that non-interest bearing demand deposits ("NIDDA") as a percentage of total deposits would have a threshold level of 18% below which no payout is earned, a target level

BankUnited, Inc. 2024 Proxy Statement

of 22% at which 100% of the target payout is earned, and a maximum performance level of 25% at which a payout of 150% of target is earned. The value from the Company's Form 10-K as of December 31, 2023 would determine performance.

At December 31, 2023, NIDDA as a percentage of total deposits was 25.8% resulting in a maximum payout of 150% of target for this component, representing 25% of the total AIP award.
Peer Relative Performance Component
The Company's performance with respect to one-year growth in tangible book value per share and the NPA ratio relative to the 2023 compensation peer group were each assigned a percentile ranking compared to the defined compensation peer group. Those two performance metrics were weighted equally for the purpose of calculating an APR used in determining the peer relative performance component, representing 50% of the total annual incentive payout. Performance at the 25th percentile is required to earn a threshold payout of 50% of target, 50th percentile (median) performance is required to earn a target payout of 100% and 75th percentile performance is required to earn a maximum payout of 150% of target. No payment related to this component of the annual incentive award is made unless the threshold performance level is achieved.
For the year ended December 31, 2023, the APR for these two metrics was calculated at 40.8% which interpolated on a linear basis between threshold and target, resulted in a payout of 81.5% of target.
Results for 2023 Performance Metrics, which form the basis for 75% of the AIP awards are summarized in the grids below:

Performance Metric	Threshold	Target	Maximum	Actual at Dec. 31, 2023
NIDDA as % of Total Deposits	18%	22%	25%	25.8%

	Growth in Tangible Book Value Per Share(a)	NPA Ratio(b)	APR
BankUnited	9.02%	0.25%
Percentile Ranking	16.40%	65.10%	40.8%

(a)    For purposes of determining growth in tangible book value of the Company or its peers, reported amounts may be adjusted to remove the impact of material, unusual, or non-recurring items at the discretion of the Compensation Committee. These adjustments of necessity require a certain degree of judgment. The amount of such adjustments is not determined by any of the NEOs whose compensation is impacted by the results and is reviewed by the Compensation Committee. As predefined by the Compensation Committee, growth in tangible book value per share excluded the impact of any FDIC Special Assessment for the Company and the peer group. No other adjustments were made.
(b)    As predefined by the Compensation Committee, the ratio of non-performing assets to total assets excluded the guaranteed portion of portion of SBA loans, which is a non-GAAP financial measure. See section entitled "Non-GAAP Financial Measures."

Strategic Objectives Component
The strategic objectives component of the AIP award is designed to provide the Compensation Committee the ability to impact the amount of annual incentive payments based on a complete review of the Company's overall performance including, in addition to predetermined financial performance metrics, progress toward accomplishment of key strategic priorities and management's response to uncertainty and volatility in the operating environment.

The key strategic priorities identified by the Compensation Committee for fiscal year 2023 and the most important factors considered by the Committee in evaluating each are described below.

BankUnited, Inc. 2024 Proxy Statement

◦Successful Navigation of the 2023 Banking Crisis
•Management’s response was rapid and proactive, including proactive and continuous effective communication with all stakeholders
•Deposit outflows were limited to a small number of customers; deposit flows stabilized quickly
•Maintained investment-grade rating
•Quickly paid down wholesale funding (FHLB advances declined $2.4 billion between March 31, 2023 and December 31, 2023)
•Positioned the Company to be able to access more than sufficient sources of liquidity
•Proactively increased same day available liquidity and thoughtfully updated our liquidity risk management framework
•Entered the crisis with and maintained relatively neutral interest rate risk position
◦Regulatory Standing of the Company
•Regulatory relationships remain strong
•Capital ratios of the Company and the Bank exceed all regulatory ‘well-capitalized’ guidelines
•The Bank was permitted to bid on failed bank transactions, evidence of regulatory standing
•Successfully managed increased regulatory information and reporting requests following the banking crisis
◦Continued Development and Implementation of the Company’s iCARE™ initiatives, (see "iCARE" above)
•In 2023, our employees reported a total of 3,501 volunteer hours, up 32% from 2022
•109 high school and college students successfully completed one of BankUnited's iCARE™ educational programs. In 2023, the iCARE™ summer internship program had a 76% retention rate.
•280 employees enrolled in our mentoring programs and a total of 1,247 mentoring hours were reported in 2023. Our employees rated their overall mentoring program satisfaction with 4.7 stars out of 5.0 stars.
•Launched the iCARE™ Ambassadors role. 17 Ambassadors were nominated by executive leaders from various business lines.
•Continued initiatives including adopt-a-neighborhood, Atom Pink Tank, scholarships and the Heirs Program.
For the year ended December 31, 2023, the Compensation Committee determined that compelling progress had been achieved towards accomplishing the strategic priorities of the Company and approved incentive payouts at 125% of target, a level between the target and maximum award levels, for the 25% of the total AIP award related to this component.
2023 awards under the AIP for Messrs. Singh, Cornish and Bansal and Ms. Lunak are set forth in the table below and in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 63 of this Proxy Statement.

BankUnited, Inc. 2024 Proxy Statement

2023 Annual Incentive Plan Payout
NEO	Target AIP	Performance Component (75% of AIP at Target)	50% of AIP Relative Performance Metrics Performance Achieved at 81.5% of Target	25% of AIP Performance NIDDA as % of Total Deposits Performance Achieved at 150% of Target	25% of AIP Strategic Objectives Component Performance Achieved at 125% of Target	Total Payout
Rajinder P. Singh	$1,575,000	$1,181,250	$641,813	$590,625	$492,188	$1,724,625
Leslie N. Lunak	$459,375	$344,531	$187,195	$172,266	$143,555	$503,016
Thomas M. Cornish	$992,250	$744,188	$404,342	$372,094	$310,078	$1,086,514
Rishi Bansal	$472,500	$354,375	$192,544	$177,188	$147,656	$517,388

Mr. Richards
    In 2023, Mr. Richards was eligible to receive a cash incentive award determined in accordance with the Company's Policy on Incentive Compensation Arrangements, which provides that incentive amounts are to be based on the past, present and expected future contributions of an employee or group of employees to the overall success, safety and soundness of the organization. Factors considered by the Compensation Committee in evaluating those contributions include, among other things, overall individual performance, overall organizational performance, individual contribution to organizational performance, business segment or departmental performance, successful completion of projects or initiatives and level of individual responsibilities. The Company's Policy on Incentive Compensation Arrangements is designed to balance risk and financial, operational and strategic results in a manner that does not encourage employees to expose the Company to imprudent risks.
In evaluating Mr. Richards' performance for 2023, the Compensation Committee considered Mr. Richards' contribution to organizational performance as aligned with his role as Chief Risk Officer. Criteria specifically considered by the Committee included Mr. Richards' support in further development of a program to cultivate a risk awareness culture with employees and implement an enterprise-wide Risk and Control Self Assessment framework, enhancements to the Company's overall risk assessment framework; maintenance of solid regulatory relations and serving as the primary point of contact with banking regulators; maintaining appropriate portfolio concentrations and reporting on portfolio performance; maintaining acceptable asset quality metrics; and providing input, oversight and effective challenge to the ACL process. Based on consideration of the foregoing factors and others deemed relevant by the Compensation Committee, on February 21, 2024, the Committee approved an annual cash incentive award for Mr. Richards in the amount of $350,000. Mr. Richards'annual cash incentive award was reduced from the 2022 level, in recognition of lower earnings for the Company in 2023.
2023 LTIP Awards

Messrs. Singh, Cornish and Bansal and Ms. Lunak

Time-Based Awards (RSUs)
In 2023, Messrs. Singh, Cornish and Bansal and Ms. Lunak were eligible to receive an annual grant of RSUs. On March 24, 2023, the Compensation Committee awarded Mr. Singh 70,106 RSUs, with a grant date fair value of $1,509,382, Mr. Cornish 30,917 RSUs, with a grant date fair value of $665,643, Mr. Bansal 18,228

BankUnited, Inc. 2024 Proxy Statement

RSUs, with a grant date fair value of $392,449 and Ms. Lunak 17,527 RSUs, with a grant date fair value of $377,356. The first one-third vested on December 31, 2023, and one-third will vest on each of December 31, 2024 and 2025.

Performance-Based Awards (PSUs) - Performance Period January 1, 2023 - December 31, 2025
In 2023, Messrs. Singh, Cornish and Bansal and Ms. Lunak were eligible to receive an annual grant of PSUs. The following chart summarizes the performance metrics that will determine the number of PSUs that ultimately vest:

Relative Performance Metrics - 75%		Absolute Performance Metrics - 25%
Weight	Measurements	Weight	Measurements
75%	Relative improvement in the ratio of Uninsured, Non-Collateralized Deposits to Total Deposits	12.5%	Total Loan Commitments + Total Deposits in new geographies
	Relative 3-year Total Shareholder Return (TSR)	12.5%	Retention rate of high performing employees at the officer level of Senior Vice President and above
•75% of the PSU award will be determined based on the achievement of two equally-weighted performance metrics determined by the Compensation Committee and measured relative to the 2023 compensation peer group. These performance metrics are:
•Relative improvement in the ratio of uninsured, non-collateralized deposits to total deposits based on values reported in the December 31st call report for the years ended December 31, 2022 and December 31, 2025, measured against the compensation peer group
•Relative 3-year total shareholder return ("TSR") measured against banks in the KBW Regional Bank Index at both the beginning and end of the performance period. Banks included in the index at the beginning of the measurement period that declare bankruptcy or insolvency or are closed, transferred, liquidated or put into receivership under a regulatory action will be graded at negative 100% TSR.
•25% of the PSU award will be determined based on the achievement of two performance metrics determined by the Compensation Committee that measure achievement of key strategic milestones. Each of these metrics will determine 12.5% of the total PSU award. Threshold, target and maximum levels of performance for these two performance metrics were set by the Compensation Committee and are not measured relative to the peer group:
•Execution on expansion into new geographies measured as the absolute value of total loan commitments + total deposits in new geographies (including Atlanta, Dallas and other geographies, if any, identified at a future date within the performance measurement period) at the end of the three-year performance measurement period
•Average annual turnover rate of high performing (defined as receiving exceeds expectations performance evaluations) employees at the officer level of Senior Vice President and above.
The metrics described above are those that the Compensation Committee believe best align the compensation of our NEOs with the interests of our shareholders over the three-year performance measurement period and further provides balance between strong relative performance and the achievement of absolute performance goals. Relative three-year total shareholder directly aligns the compensation of our NEOs with financial returns earned by our shareholders over the performance measurement period. Relative improvement in the uninsured, non-collateralized deposits to total deposits ratio measures achievement with respect to a key

BankUnited, Inc. 2024 Proxy Statement

liquidity risk measure that has been elevated to prominence within the bank investor community following the 2023 banking liquidity crisis. Execution on expansion into new geographies and retention of key high performing employees are strategic objectives that the Compensation Committee and Board of Directors believe are important to improving future returns.
At the end of the performance period, the Company's performance with respect to each of the two equally-weighted performance metrics that are measured relative to the compensation peer group, which determine 75% of the total PSU award, will be assigned a percentile ranking. The number of PSUs earned with respect to this component of the total award at the end of the performance period will be determined based on the APR. The performance grid for this component of the PSU award is presented below:

APR	Payout (% of Target)
<25%	—%
25%	50%
50%	100%
75%	150%
The performance grid for this component of PSU awards is structured such that a target payout requires performance at the 50th percentile (median). Performance at less than a threshold level of the 25th percentile results in a payout of zero related to this component. Performance at the 50th percentile results in a payout at 100% of target. Performance at or above the 75th percentile results in the maximum payout of 150% of target related to this component.
At the end of the performance period, the Company's performance with respect to the absolute performance metrics, which comprise 25% of the total PSU award, will be determined by comparison to threshold, target and maximum levels predetermined by the Compensation Committee. Performance at the threshold level will result in a payout of 50% of target, performance at the target level will result in a payout at 100% of target and performance at the maximum level will result in a payout at 150% of target for these components of the PSU award. The performance levels for these metrics are presented below:

Performance Level	Payout (% of Target)	Key Employees Turnover Metric (12.5% Weight)	Geographic Expansion Metric (sum of loan commitments and deposits) (12.5% Weight)
Threshold	50%	9.0%	$1.5 billion
Target	100%	6.0%	$2 billion
Max	150%	3.5%	$2.5 billion
For all performance metrics, performance between the threshold and target levels and between the target and maximum performance levels will be interpolated on a linear basis. Awards are capped at 150% of each NEO's target.
The PSU award was denominated in a target number of shares at the beginning of the performance period based on the target value of the PSU award and the fair market value of the Company's common stock at the grant date. The actual number of shares earned will be determined at the end of the three-year performance measurement period based on actual performance.

BankUnited, Inc. 2024 Proxy Statement

Threshold, Target and Maximum performance levels for PSUs Granted in 2023(1)
	25th Percentile		50th Percentile		75th Percentile
	Threshold	Threshold Shares	Target	Target Shares	Maximum	Maximum Shares
Rajinder P. Singh	$754,688	35,053	$1,509,375	70,106	$2,264,063	105,159
Leslie N. Lunak	$188,672	8,764	$377,344	17,527	$566,016	26,290
Thomas M. Cornish	$332,818	15,459	$665,635	30,917	$998,453	46,375
Rishi Bansal	$196,219	9,114	$392,438	18,228	$588,657	27,342

(1) The grant date fair value of the threshold, target and maximum PSUs granted is based on the closing price of our stock on the NYSE on March 23, 2023.

Mr. Richards
For similar reasons as those discussed above with respect to the AIP, Mr. Richards did not participate in the LTIP that was designed for Messrs. Singh, Cornish and Bansal and Ms. Lunak, but was eligible to receive a restricted share award in accordance with the Company's Policy on Incentive Compensation Arrangements, the amount of which was determined by the Committee based on criteria considered relevant by the Committee, which included:
•Executing proper governance and oversight of Enterprise Risk Management and Credit Risk Management;
•Maintaining a sound enterprise risk management and monitoring framework commensurate with the size and complexity of the organization;
•Ensuring maintenance of a robust credit risk rating system and processes; and
•Promoting a balanced risk-taking culture.
On February 21, 2024, the Compensation Committee evaluated the performance of Mr. Richards for his performance in the 2023 fiscal year and overall contributions to the Company and effective March 1, 2024 approved a restricted share award of 13,000 shares to Mr. Richards, which are scheduled to vest in equal installments on March 1, 2025, 2026, 2027 and 2028, subject to his continued service. In accordance with the SEC rules, we expect to report this grant in the Summary Compensation Table and the 2024 Grants of Plan-Based Awards table below in our 2025 proxy statement.
On February 23, 2023, the Compensation Committee evaluated the performance of Mr. Richards for his performance in the 2022 fiscal year and overall contributions to the Company and granted a restricted share award of 13,000 shares to Mr. Richards. In accordance with the SEC rules, we reported this grant in the Summary Compensation Table and the 2023 Grants of Plan-Based Awards Table below.

PSUs Granted in March 2020
    As previously disclosed in our 2021 proxy statement, Messrs. Singh, Cornish and Bansal and Ms. Lunak were granted PSUs in March 2020. The performance period for the PSUs granted in March 2020 commenced on January 1, 2020 and ended on December 31, 2023.
Performance was based on the achievement relative to selected peers of three equally-weighted performance metrics, which were chosen by the Compensation Committee: (i) relative growth in diluted earnings per share, (ii) relative average annual net charge-off ratio and (iii) relative 4-year total shareholder return. Relative growth in earnings per share and relative average annual net charge-off ratio were measured against the 2020

BankUnited, Inc. 2024 Proxy Statement

Compensation Peer Group and relative 4-year total shareholder return was measured against the banks in the KBW Nasdaq Regional Bank Index at both the beginning and the end of the performance period, except for banks that declared bankruptcy or insolvency or were closed, transferred, liquidated or put into receivership under a regulatory action during the performance period; at the direction of the Compensation Committee, these banks were included at a TSR of negative 100%.
The Compensation Committee reviewed the Company's performance with respect to each of the performance metrics in March 2024 and determined the percentile ranking for each metric relative to the compensation peer group. The amount awarded was determined based on the APR in accordance with the following grid. As depicted in the grid, performance at the 25th percentile is required to earn a threshold payout of 50% of target, 50th percentile (median) performance is required to earn a target payout of 100% and 75th percentile performance is required to earn a maximum payout of 150% of target. No payment is made unless the threshold performance level is achieved. Performance between threshold and target and target and maximum performance is interpolated on a linear basis.

APR	Payout (% of Target)
<25%	—%
25%	50%
50%	100%
75%	150%

Threshold, Target and Maximum performance levels for PSUs Granted in 2020
	25th Percentile		50th Percentile		75th Percentile
	Threshold	Threshold Shares	Target	Target Shares	Maximum	Maximum Shares
Rajinder P. Singh	$625,000	27,353	$1,250,000	54,705	$1,875,000	82,057
Leslie N. Lunak	$156,250	6,839	$312,500	13,677	$468,750	20,515
Thomas M. Cornish	$275,625	12,063	$551,250	24,125	$826,875	36,188
Rishi Bansal	$162,500	7,112	$325,000	14,224	$487,500	21,335
The following chart shows the performance results for the PSUs granted in 2020.

	Relative Growth in Earnings per Share	Relative Net Charge-off Ratio	Relative 4-year Total Shareholder Return	APR
BankUnited	32.52%	0.22%	1.13%
Percentile Ranking	33.80%	35.30%	26.20%	31.77%
For the year ended December 31, 2023 at the calculated APR of 31.77%, interpolated on a linear basis,the shares awarded were 35,012 for Mr. Singh, 15,440 for Mr. Cornish, 8,754 for Ms. Lunak and 9,104 for Mr. Bansal. The below target level performance for the 2020 - 2023 LTIP PSUs can be attributed to the establishment of rigorous goals impacted by the challenging economic environment and 2023 banking crisis.

OTHER ELEMENTS OF COMPENSATION
Retirement Programs
    All of the Company's full-time employees (including the Company's NEOs) are eligible to participate in a 401(k) plan. In addition, certain of the Company's employees, including the NEOs, are eligible to participate in

BankUnited, Inc. 2024 Proxy Statement

our Nonqualified Deferred Compensation Plan, the terms of which are described in additional detail below under "Nonqualified Deferred Compensation." The Company has no defined benefit pension plans.
Welfare Programs
    The Company offers a variety of health and other welfare benefit programs to all employees, including medical, dental, vision, life insurance and disability insurance. The Company's NEOs are generally eligible to participate in these employee benefit plans on the same basis as the rest of the Company's employees. In addition, pursuant to Mr. Singh's employment agreement, the Company pays all premiums on and otherwise maintains in good standing a second to die split-dollar life insurance arrangement providing for a death benefit of $15 million.
No Excise Tax Gross-Ups; Perquisites
    The Company does not provide excise tax gross-ups to its employees. Mr. Singh has non-exclusive access to a Company provided automobile and driver primarily for business purposes, with access for personal use depending on availability. This limited transportation perquisite is similar to that offered by companies with which the Company competes for talent and enables employees to better focus on their duties to the Company. In addition, when traveling on Company business, the CEO is occasionally permitted to bring family members on the Company aircraft, which does not result in incremental cost to the Company. The imputed value of this perquisite is included in "all other compensation" in the Summary Compensation Table below.
Limited Severance Arrangements
    In order to promote the retention of our executive leadership team, particularly in the event of a potentially disruptive corporate transaction, the Company provides customary but limited severance arrangements to its NEOs. In addition, the CEO is party to an employment agreement with the Company. The terms of these arrangements are described below under "Potential Payments Upon Termination or Change-in-Control."

OTHER CONSIDERATIONS
Equity Ownership Requirement
We believe that requiring members of our executive management to invest and maintain ownership in our Company better aligns their interests with the interests of our shareholders. The Company's Executive Ownership Policy provides that so long as the executive is employed and a NEO, the executive will not sell equity other than for purposes of tax withholding due upon the settlement of an equity award or to pay the exercise price due upon the exercise of an option if after giving effect to such sale, his or her respective retained equity (including vested and unvested shares) has a value that is less than the stipulated multiple of his or her salary.
The multiples of salary currently stipulated in the policy are:

Named Executive Officer	Minimum Equity Ownership
Chief Executive Officer	6 times base salary
All Other Named Executive Officers	3 times base salary
The NEOs have three years from the date they were appointed as a NEO to meet their target ownership level. The stock ownership requirement may be satisfied by:
•Vested and unvested common stock
•Vested and unvested restricted share units
•Common stock held after the exercise of stock options

BankUnited, Inc. 2024 Proxy Statement

Equity Ownership
Named Executive Officer	Ownership Requirement	Approximate Stock Value Required to be Held	Holds Required Amount(1)
Rajinder P. Singh	6 X Base Salary	$6,300,000	Yes
Leslie N. Lunak	3 X Base Salary	$1,575,000	Yes
Thomas M. Cornish	3 X Base Salary	$1,984,500	Yes
Rishi Bansal	3 X Base Salary	$1,417,500	Yes
Jay D. Richards	3 X Base Salary	$1,275,000	Yes

(1) Based on the $28.00 closing price of our stock price on March 28, 2024.
Compensation Recovery Policy
In 2023, the Company updated its Compensation Recovery Policy ("the Policy") to comply with new SEC rules and NYSE listing standards with respect to recovery of erroneously awarded incentive-based compensation received by covered executives in the event of a required accounting restatement. The Policy, which is administered by our Compensation Committee, provides that if we are required to prepare an accounting restatement of our financial statements due to material noncompliance with any financial reporting requirement under the securities laws, any incentive compensation granted, earned or vested during the applicable lookback period based on the attainment of a financial reporting measure that exceeds the amount that would have been paid after giving effect to the restatement must be recouped from the covered executives. Any right of recovery under this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery, recoupment, forfeiture or offset that may be available to the Company, however, that there shall be no duplication of recovery of the same compensation.
Anti-Hedging and Anti-Pledging of Company Securities
    Pursuant to our Insider Trading Policy, our directors, executive officers, and other employees and their related parties, which includes spouses, minor children, and other family members who reside in the same household and any other entities in which such persons exercise or share control (“Covered Persons”) are prohibited from engaging in short sales of the Company's securities, pledging the Company’s securities as collateral for a loan or holding the Company’s securities in a margin account.
    Directors and executive officers of the Company are prohibited from engaging in hedging transactions with respect to Company securities such as (but not limited to) zero-cost collars, equity swaps, and forward sale contracts. Any other Covered Person is prohibited from engaging in any such hedging transactions while in possession of material non-public information regarding the Company.
Tax Implications
    Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public companies for compensation greater than $1 million paid in any tax year to covered executive officers. Despite this limitation on the tax deductibility of executive compensation, the Compensation Committee considers it important to design and implement compensation programs that it believes are competitive and in the best interests of the Company and its shareholders.
Compensation Risk Assessment
At least annually, our Compensation Committee assesses the compensation policies and practices applicable to our employees, including our executive officers, and considers whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Additionally, our Enterprise Risk Management group periodically performs an independent risk assessment of all of the Company's

BankUnited, Inc. 2024 Proxy Statement

incentive compensation arrangements, including those applicable to our NEOs. The most recent such risk assessment was completed in 2020.
We believe our compensation programs strike the appropriate balance between the short-term and long-term performance of the Company. We consider the potential risks in our business when designing and administering our compensation programs, and we believe our balanced approach to performance measurement and compensation decisions mitigates the risk that employees, including our executive officers, will be encouraged to undertake excessive or inappropriate risk. The Company's compensation program also is subject to internal controls and to audit by our internal audit function, and we rely on principles of sound governance and good business judgment in administering our compensation programs.
Based on its assessment in 2023, our Compensation Committee has determined, in its reasonable business judgment, that the Company's compensation policies and practices as generally applicable to its executive officers and employees do not create risks that are reasonably likely to have a material adverse effect on the Company.

BankUnited, Inc. 2024 Proxy Statement

COMPENSATION COMMITTEE REPORT
The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation Committee
Michael J. Dowling, Chair
Tere Blanca
A. Gail Prudenti

BankUnited, Inc. 2024 Proxy Statement

Summary Compensation Table for 2023
The following summary compensation table sets forth the total compensation paid or accrued for the years 2021, 2022 and 2023 to our NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Rajinder P. Singh	2023	1,050,000	—	3,018,764	1,724,625	—	169,062	(7)	5,962,451
Chairman, President and Chief Executive Officer	2022	1,037,500	—	3,018,821	1,400,962	—	211,672		5,668,955
	2021	1,000,000	—	2,875,033	1,931,574	—	107,180		5,913,787
Leslie N. Lunak	2023	525,000	—	754,713	503,016	—	14,850	(9)	1,797,579
Chief Financial Officer	2022	518,750	—	754,705	408,614	—	13,725		1,695,794
	2021	500,000	—	718,758	563,376	—	13,050		1,795,184
Thomas M. Cornish	2023	661,500	—	1,331,286	1,086,514	—	17,139	(8)	3,096,439
Chief Operating Officer	2022	653,625	—	1,331,285	882,607	—	13,725		2,881,242
	2021	630,000	—	1,267,958	1,216,891	—	13,050		3,127,899
Rishi Bansal	2023	472,500	—	784,898	517,388	—	14,850	(9)	1,789,636
Chief Investment Officer BankUnited, N.A.	2022	466,875	—	784,950	420,289	—	13,725		1,685,839
	2021	450,000	—	747,502	579,472	—	13,050		1,790,024
Jay D. Richards	2023	420,833	350,000	460,070	—	—	14,850	(9)	1,245,753
Chief Risk Officer BankUnited, N.A.	2022	400,000	375,000	502,440	—	—	13,725		1,291,165
	2021	400,000	375,000	504,120	—	—	13,050		1,292,170
1.Mr. Richards base salary was increased from $400,000 to $425,000 effective March 1, 2023.
2.For Mr. Richards, who in accordance with the Company's Policy on Incentive Compensation Arrangements does not participate in the AIP program that is designed for our other NEOs, the amount reported for 2023 represents an incentive bonus earned for performance in 2023 and paid during the first quarter of 2024.
3.Amounts shown do not reflect the compensation actually realized in 2023 by the NEOs. Instead, amounts represent the aggregate grant date fair value of RSUs, PSUs and RSAs granted to the NEOs during 2023 calculated in accordance with FASB ASC Topic 718. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 12 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
4.On March 24, 2023, the Compensation Committee awarded Mr. Singh 70,106 RSUs and 70,106 PSUs, Mr. Cornish 30,917 RSUs and 30,917 PSUs, Ms. Lunak 17,527 RSUs and 17,527 PSUs and Mr. Bansal 18,228 RSUs and 18,228 PSUs. For PSUs, the amount included is based on the probable outcome of performance conditions, which is equal to the target amount. Assuming satisfaction of performance conditions at the maximum level, the PSUs granted to (w) Mr. Singh would have had a grant date fair value of $2,264,073 (as opposed to the target grant date fair value of $1,509,382 reported above); (x) Mr. Cornish would have had a grant date fair value of $998,454 (as opposed to the target grant date fair value of $665,643 reported above); (y) Ms. Lunak would have had a grant date fair value of $566,024 (as opposed to the target grant date of $377,356 reported above); and (z) Mr. Bansal would have had a grant date fair value of $588,673 (as opposed to the target grant date of $392,449 reported above).
5.Other than RSUs and PSUs, we typically grant restricted share awards to Mr. Richards, who in accordance with the Company's Policy on Incentive Compensation Arrangements does not participate in the LTIP program that is designed for our other NEOs, in the first quarter of each year as part of total year-end compensation awarded for prior year performance. As a result, the amounts for those stock awards generally appear in the Summary Compensation Table for the year after the performance year upon which they were based. On March 1, 2023, Mr. Richards was awarded 13,000 restricted shares for his performance in the 2022 fiscal year and overall contributions to the Company. In accordance with the SEC rules, the value of the restricted shares awarded to Mr. Richards in March 2024 for his performance in the 2023 fiscal year and overall contributions to the Company is not included here and will be reported in the Company's proxy statement for the 2025 annual meeting of stockholders.
6.For each Messrs. Singh, Cornish, Bansal and Ms. Lunak the amounts reported reflect a performance-based cash incentive award earned for performance in 2023 and paid in the first quarter of 2024.

BankUnited, Inc. 2024 Proxy Statement

7.Includes contributions of $14,850 and $95,443 made by us on Mr. Singh's behalf to our 401(k) plan and Nonqualified Deferred Compensation Plan, respectively, $14,219 for personal use of a company owned automobile, $33,884 for personal use of a company paid driver, $7,459 for personal use of the Company's aircraft and $3,207 representing annual service cost recorded by the Company related to Mr. Singh's split-dollar life insurance arrangement.
8.Includes contributions of $14,850 made by us on behalf of Mr. Cornish's to our 401(k) plan and $2,289 for personal use of the Company's aircraft.
9.Represents a contribution of $14,850 made by us on behalf of each of Messrs. Bansal and Richards and Ms. Lunak to our 401(k) plan.
Grants of Plan-Based Awards
The following table sets forth certain information with respect to the plan-based awards granted to each of our NEOs during 2023.
2023 Grants of Plan-Based Awards

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)(4)	Grant Date Fair Value of Stock Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rajinder P. Singh	3/24/2023	3/24/2023	787,500	1,575,000	2,362,500	—	—	—	—	—
	3/24/2023	3/24/2023	—	—	—	35,053	70,106	105,159	—	1,509,382
	3/24/2023	3/24/2023	—	—	—	—	—	—	70,106	1,509,382
Leslie N. Lunak	3/24/2023	3/24/2023	229,688	459,375	689,063	—	—	—	—	—
	3/24/2023	3/24/2023	—	—	—	8,764	17,527	26,290	—	377,356
	3/24/2023	3/24/2023	—	—	—	—	—	—	17,527	377,356
Thomas M. Cornish	3/24/2023	3/24/2023	496,125	992,250	1,488,375	—	—	—	—	—
	3/24/2023	3/24/2023	—	—	—	15,459	30,917	46,375	—	665,643
	3/24/2023	3/24/2023	—	—	—	—	—	—	30,917	665,643
Rishi Bansal	3/24/2023	3/24/2023	236,250	472,500	708,750	—	—	—	—	—
	3/24/2023	3/24/2023	—	—	—	9,114	18,228	27,342	—	392,449
	3/24/2023	3/24/2023	—	—	—	—	—	—	18,228	392,449
Jay D. Richards	3/1/2023	2/23/2023	—	—	—	—	—	—	13,000	460,070
1.Amounts represent threshold, target and maximum non-equity incentive plan awards under the AIP for 2023. Additional information on performance metrics and payout calculations are included in "Compensation Discussion and Analysis - 2023 Annual Incentive Awards". The AIP awards were paid out in the first quarter of 2024. Amounts are reported in the "Summary Compensation Table - Non-Equity Incentive Plan Compensation"
2.Represents PSUs granted under the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan (the "2014 Plan"). These PSUs are based on a three-year performance period from January 1, 2023 through December 31, 2025. Each PSU represents the right to receive, at settlement, and at the discretion of the plan administrator, one share of common stock or cash in an amount equal to the fair market value of one share of common stock. At the time of settlement, the NEO will be eligible to receive a dividend award in an amount equal to the dividends that would have been paid prior to settlement. At the discretion of the plan administrator, the dividend award can be settled in cash equal to the dividend award, or shares having a fair market value equal to such dividend award. Amounts are reported in the "Summary Compensation Table - Stock Awards" based on the probable outcome of performance conditions, which is equal to the target amount.
3.Represents RSUs granted under the 2014 Plan. In the case of Messrs. Singh, Cornish and Bansal and Ms. Lunak, one-third of the RSUs vested on December 31, 2023 and the unvested portion of the awards will vest in equal installments on December 31, 2024 and December 31, 2025. Each RSU represents the right to receive, at settlement, and at the discretion of the plan administrator, one share of common stock or cash in an amount equal to the fair market value of one share of common stock. At the time of settlement, the NEO will be eligible to receive a dividend award in an amount equal to the dividends that would have been paid prior to settlement.

BankUnited, Inc. 2024 Proxy Statement

At the discretion of the plan administrator, the dividend award can be settled in cash equal to the dividend award, or shares having a fair market value equal to such dividend award.
4.Represents RSAs granted to Mr. Richards, who in accordance with the Company's Policy on Incentive Compensation Arrangements does not participate in the LTIP program that is designed for our other NEOs, under the 2014 Plan. On March 1, 2023, Mr. Richards was awarded 13,000 restricted shares for his performance in the 2022 fiscal year and overall contributions to the Company. The restricted shares are scheduled to vest in equal annual installments on March 1, 2024, 2025, 2026 and 2027, subject to continued employment through the applicable vesting dates, and participate in dividends declared on common shares.
5.Represents the grant date fair value of PSUs, RSUs and RSA awards based on the closing price of the Company's common stock at the date of grant pursuant to FASB ASC Topic 718. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 12 in the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2023. For performance-based awards, the amount included is based on the probable outcome of performance conditions, which is equal to the target amount.
Outstanding Equity Awards at Fiscal Year-End
The following table shows grants of equity awards outstanding on December 31, 2023 for each of our NEOs:
Outstanding Equity Awards at 2023 Fiscal Year-End

	Stock Awards
Name	Number of Shares/Units of Stock That Have Not Vested (#)		Market Value of Shares/Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares/Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares/Units or Other Rights That Have Not Vested ($)(6)
Rajinder P. Singh	72,082	(1)	2,337,619	205,724	6,671,629
Leslie N. Lunak	18,020	(2)	584,389	51,432	1,667,940
Thomas M. Cornish	31,787	(3)	1,030,852	90,725	2,942,212
Rishi Bansal	18,742	(4)	607,803	53,489	1,734,648
Jay D. Richards	31,000	(5)	1,005,330	—	—
1. 40,130 RSUs scheduled to vest on December 31, 2024 and 31,952 RSUs scheduled to vest on December 31, 2025.
2. 10,032 RSUs scheduled to vest on December 31, 2024 and 7,988 RSUs scheduled to vest on December 31, 2025.
3. 17,697 RSUs scheduled to vest on December 31, 2024 and 14,090 RSUs scheduled to vest on December 31, 2025.
4. 10,434 RSUs scheduled to vest on December 31, 2024 and 8,308 RSUs scheduled to vest on December 31, 2025.
5. 9,250 restricted shares vested on March 1, 2024 and 3,000 restricted shares vested on March 2, 2024. 9,250 restricted shares are scheduled to vest on March 1, 2025, 6,250 on March 1, 2026 and 3,250 on March 1, 2027.
6.Based on the $32.43 closing price of our common stock on December 29, 2023.
7.Represents Messrs. Singh, Cornish and Bansal and Ms. Lunak's 2021, 2022 and 2023 PSUs, assuming satisfaction of performance goals at the maximum award level (performance has not yet been achieved). Vesting is based on the Company’s achievement relative to performance metrics determined by the Compensation Committee. For the description of the 2023 PSUs see "Performance-Based Awards - Performance Period January 1, 2023 - December 31, 2025." The vesting dates for the PSUs granted in 2021, 2022 and 2023 are December 31, 2024 and 2025, respectively.

BankUnited, Inc. 2024 Proxy Statement

Vesting of Restricted Shares, Restricted Share Units and Performance Share Units

The following table contains information regarding the vesting of RSAs, PSUs and RSUs by our NEOs during fiscal year 2023:
2023 Stock Awards Vested

	Stock Awards
Name	Number of Units/Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Rajinder P. Singh	53,806	(2)	1,744,929
	35,012	(3)	1,135,439
Leslie N. Lunak	13,452	(2)	436,248
	8,754	(3)	283,892
Thomas M. Cornish	23,729	(2)	769,531
	15,440	(3)	500,719
Rishi Bansal	13,990	(2)	453,696
	9,104	(3)	295,243
Jay D. Richards	11,500	(4)	405,425
1.The value is equal to the closing market price of a share of our common stock on the vesting date, multiplied by the number of shares vesting on such date.
2.Represents RSUs that vested pursuant to the terms of RSU award agreements.
3.Represents PSUs that vested pursuant to the terms of PSU award agreements
4.Represents restricted shares vested pursuant to the terms of restricted share award agreements.
Nonqualified Deferred Compensation
Nonqualified Deferred Compensation Table for 2023

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE
	($)(2)	($)(3)	($)	($)	($)(4)
Rajinder P. Singh	940,962	95,443	393,272	—	7,333,157
Leslie N. Lunak	157,500	—	236,168	—	4,049,492
Thomas M. Cornish	—	—	8,333	—	129,804
Rishi Bansal	265,226	—	232,358	—	2,842,732
Jay D. Richards(1)	—	—	—	—	—
1.Mr. Richards does not participate in the Company's Nonqualified Deferred Compensation Plan.
2.The full amount of the contribution for Messrs. Singh and Bansal and Ms. Lunak to the Nonqualified Deferred Compensation Plan is reflected as compensation earned as part of each executive's "Salary", and/or "Bonus" or "Non-Equity Incentive Plan Compensation" in 2023 in the "Summary Compensation Table for 2023."
3.Amounts reflect our contributions, if any, to the Nonqualified Deferred Compensation Plan for the applicable NEO. These amounts are also reported in the "All Other Compensation" column of the "Summary Compensation Table for 2023."
4.These amounts include amounts previously reported in the Summary Compensation Table as "Salary," "Bonus," "Non-Equity Incentive Plan Compensation" or "All Other Compensation" for years prior to 2023, in the following aggregate amounts: $1,018,124 for Mr. Singh, $397,500 for Ms. Lunak and $516,409 for Mr. Bansal.
Our Nonqualified Deferred Compensation Plan allows each NEO to defer up to 100% of salary and cash bonus or incentives. Mr. Singh is eligible to receive company matching contributions under the plan. For the 2023 plan year, we contributed an amount equal to 100% of the first 1% plus 70% of the next 5% of eligible compensation that Mr. Singh elected to defer under the plan. Amounts deferred by a NEO are vested at all times and amounts that we contribute on the executive's behalf will become vested upon the earlier to occur of a change in control (as defined in the plan), the executive's death, disability, attainment of age 65 or completion of two years of service. The Company credits each participant's account with income based on either an annual interest

BankUnited, Inc. 2024 Proxy Statement

rate determined by the Company's Compensation Committee or returns of selected investment portfolios, as elected by the participant. The annual interest rate has varied from year but has ranged from a low of 5.00% in 2021 to a high of 7.50% in 2023. Amounts deferred under our Nonqualified Deferred Compensation Plan are distributed upon a date or dates specified by the executive, which may be no earlier than January 1 of the third plan year following the plan year in which the compensation would have otherwise been paid to the executive, or upon the earliest to occur of the executive's separation from service, disability or a change in control.
Potential Payments Upon Termination or Change-in-Control
The employment arrangements with our NEOs provide for certain severance payments and benefits, to the extent applicable, in the event of a termination of employment as described below:
Employment Agreement with Mr. Singh

Mr. Singh is the only executive subject to an employment agreement. Mr. Singh has been a party to various employment agreements with us since July 2009. Mr. Singh's current employment agreement (the "Agreement") provides for a term of three years commencing on January 1, 2023 (the "Employment Term") and reflects his current base salary of $1,050,000.
Commencing on January 1, 2026 and on January 1 of each year thereafter, the Employment Term will automatically renew for additional one-year periods on the same terms and conditions contained in the Agreement unless at least 90 days prior to any such anniversary date either party shall notify the other in writing that it does not wish to extend the Employment Term beyond the then applicable expiration date. In the event of the public announcement of a transaction or other event that would constitute a change in control, as defined, (a "Public Announcement") during the Employment Term, the Employment Term would be automatically extended as necessary such that it expires on the later of the last day of the then-current Employment Term and the second anniversary of the change in control.
The employment agreement with Mr. Singh provides that, in the event of termination of his employment by the Company without Cause or by him for Good Reason (as defined in the Agreement) during the Employment Term, Mr. Singh would be entitled to receive, subject to an execution of a release of claims against the Company, (i) payment of an amount equal to two times the sum of his base salary and target annual incentive opportunity (or three times such sum if termination occurs on or following a change in control); (ii) payment of his prorated annual incentive award based on actual performance for the year of termination (or a prorated annual incentive award based on target performance if termination occurs on or following a change in control); (iii) full vesting of his RSU awards (and any other time-based equity awards); (iv) vesting of his PSU awards based on actual achievement for the performance criteria (or, if the termination occurs following a Public Announcement, the PSU awards will convert into a time-based RSU award (with the number of units determined based on the award agreement) that vests on the later of the change in control and the date of termination); (v) continued coverage under the Company’s group health plans at the Company’s expense for up to 24 months following termination; and (vi) continuation of Mr. Singh's split-dollar life insurance arrangement.
In addition, the employment agreement provides that, in the event of Mr. Singh's termination of employment during the Employment Term, due to his death or Disability (as defined in the Agreement), Mr. Singh would be entitled to receive the benefits described in (iii)-(vi) above. In the event Mr. Singh's employment with the Company terminates for any reason following expiration of the Employment Term he would be entitled to receive the benefits described in (iii), (iv) and (vi) above.
Upon a change in control, the PSU awards granted to Mr. Singh under the Agreement would automatically convert to time-based RSUs (“Converted RSUs”) that vest at the completion of the performance

BankUnited, Inc. 2024 Proxy Statement

period, subject to his continued employment with the Company through the vesting date. In the event of Mr. Singh’s termination of employment due to death or Disability, without Cause by the Company, for Good Reason by Mr. Singh or for any reason following the expiration of such employment agreement, prior to a Public Announcement, any unvested portions of the PSU awards would vest based on actual achievement of the performance criteria. If any such termination occurs on or following a Public Announcement and contingent on the consummation of the change in control, the Converted RSUs would fully vest on the later to occur of (i) the date of such change in control and (ii) the termination date.
Mr. Singh's employment agreement does not require the Company to reimburse him for the amount of any golden parachute excise tax imposed under Section 4999 of the Internal Revenue Code. Instead, if the payments to be received by Mr. Singh under the employment agreement would result in the imposition of the golden parachute excise tax, the amount payable would be paid in full or reduced to such lesser amounts that would result in no portion of the payments being subject to the golden parachute excise tax, whichever would result in Mr. Singh's receipt of the greatest amount under his employment agreement on an after-tax basis.
Mr. Singh is subject to confidentiality and non-disparagement obligations under his employment agreement as well as non-competition and non-solicitation covenants for a period of 18 months following a termination of employment during the Employment Term by the Company for Cause or following Mr. Singh's voluntary resignation without Good Reason.
The employment agreement is subject to regulatory laws to the extent applicable.
Change in Control Agreement with Ms. Lunak and Mr. Bansal
Ms. Lunak and Mr. Bansal have change in control agreements pursuant to which, if the executive's employment is terminated by the Company without Cause (as defined in the change in control agreement), or by the executive due to a reduction in base salary, each within six months following a change in control of the Company, the executive would be entitled to a payment in the amount equal to one year of his or her base salary, payable on the date that is six months following the change in control. The agreement further provides for payment, on the date that is six months following completion of the change in control, of a lump sum retention bonus equal to one year of base salary (as in effect immediately prior to the change in control), subject to his or her continued employment with BankUnited and any successor to BankUnited through such date.
Equity Awards
All equity awards (other than the equity awards described under "Employment Agreement with Mr. Singh") that are assumed in connection with, or otherwise continued following, a change in control are not subject to vesting upon a change in control, but are subject to accelerated vesting in the event of a termination of employment without cause or for good reason within 24 months following the change in control.

BankUnited, Inc. 2024 Proxy Statement

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the NEOs, which were estimated assuming that the triggering event took place on the last business day of the fiscal year (December 29, 2023) and calculated using the closing price per share of our common stock on such date ($32.43), and also assumes a cash-out of equity awards in connection with a change in control. The amounts set forth below do not reflect any potential reduction to avoid application of Sections 280G and 4999 of the Internal Revenue Code.

	Cash Severance	Continued Benefits	Value of Acceleration of Equity	Total
	($)	($)	($)	($)
Rajinder P. Singh (1)
Death / Disability	—	83,129	6,785,394	6,868,523
For Cause / Without Good Reason	—	—	—	—
Without Cause / For Good Reason	6,825,000	83,129	6,785,394	13,693,523
Without Cause / For Good Reason(2)	9,450,000	83,129	6,785,394	16,318,523
Change in Control	—	—	6,785,394	6,785,394

Leslie N. Lunak
Without Cause / For Good Reason(2)	525,000	—	1,696,348	2,221,348
Change in Control	525,000	—	—	525,000

Thomas M. Cornish
Without Cause / For Good Reason(2)	—	—	2,992,349	2,992,349
Change in Control	—	—	—	—

Rishi Bansal
Without Cause / For Good Reason(2)	472,500	—	1,764,257	2,236,757
Change in Control	472,500	—	—	472,500

Jay D. Richards
Without Cause / For Good Reason(2)	—	—	1,005,330	1,005,330
Change in Control	—	—	—	—
(1) Continued benefits include continuation of Mr. Singh's split-dollar life insurance arrangement.
(2) Following a change in control.

BankUnited, Inc. 2024 Proxy Statement

CEO PAY RATIO
    As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that companies may use to determine their CEO pay ratio, the ratio reported below may not be comparable to the ratios reported by other companies.
We are using the same median employee for our 2023 pay ratio calculation as we used for the 2021 and 2022 calculations. We have not had a significant acquisition, divestiture or reduction in our workforce and the Company's compensation practices have not changed during 2023 in a way that would be expected to significantly impact the pay ratio or median employee. Further, the designated median employee's title, job responsibilities and circumstances have remained similar throughout 2023. As disclosed in our 2021 proxy statement, to determine the median employee and the CEO pay ratio for 2021, we took the following steps:
•We determined that, as of December 31, 2021 our employee population consisted of approximately 1,465 full- and part-time employees, including two temporary employees, all of whom were located in the United States. We have no seasonal employees.
•To identify the “median employee” from our employee population, we compared the amount of gross pay of our employees (excluding our CEO) as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2021. In making this determination, we annualized the compensation of approximately 242 full-time employees and part-time employees who were hired in 2021 but did not work for us for the entire fiscal year.
•Once we identified our median employee, we combined all of the elements of such employee's compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
•With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column of our 2021 Summary Compensation Table included in the 2022 Proxy Statement.
    For 2023, our last completed fiscal year:
•based on 2023 compensation for the "median employee" identified in 2021 as described above, we determined the median of the annual total compensation of all employees of our company (other than our CEO) was $100,141 and
•the 2023 annual total compensation of our CEO, as reported in the "Total" column of the Summary Compensation Table included elsewhere in this Proxy Statement was $5,962,451.

Based on this information, for 2023 the ratio of the annual total compensation of Mr. Singh, our Chairman, President and Chief Executive Officer, to the median of the annual total compensation of all employees was 59.5 to 1.

BankUnited, Inc. 2024 Proxy Statement

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our principal executive officer ("PEO"), Rajinder P. Singh and non-PEO NEOs (as a group) and certain Company financial performance metrics. For further information concerning our pay-for-performance philosophy and how we align executive compensation with Company financial performance, please refer to the Compensation Discussion and Analysis above.
The following table reports the compensation of our PEO and the average compensation of our non-PEO NEOs as reported in the Summary Compensation Table for the past four fiscal years, as well as their "Compensation Actually Paid" (or "CAP") as calculated pursuant to SEC rules, and certain performance measures required by the rules.

							Value of Initial Fixed $100 Investment Based on(4):
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(6)	Average Summary Compensation Table Total for Non-PEO NEOs(2)		Average Compensation Actually Paid to Non-PEO NEOs(6)		Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)	Net Income (in thousands)	Ratio of NIDDA to Total Deposits(5)
2023	$5,962,451	$7,252,208	$1,982,852	$7,890,851	$2,276,644	$2,500,835	$101.13	$101.73	$178,671	25.8%
2022	$5,668,955	$1,808,813	$1,888,510		$911,001		$101.46	$105.98	$284,971	29.2%
2021	$5,913,787	$7,102,326	$2,001,319		$2,254,024		$123.26	$117.04	$414,984	30.5%
2020	$4,676,581	$5,511,241	$1,592,214		$1,811,200		$99.09	$87.87	$197,853	25.5%
1.The PEO for each year reported was Rajinder P. Singh.
2.The non-PEO NEOs for each year reported were Thomas M. Cornish, Leslie N. Lunak, Rishi Bansal and Jay D. Richards.
3.Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company's stock price at the end and the beginning of the measurement period by the Company's stock price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2019. Historical stock performance is not necessarily indicative of future stock performance.
4.The peer group used for comparison is the KBW Nasdaq Regional Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023. Historical stock performance is not necessarily indicative of future stock performance.
5.The ratio of NIDDA to total deposits was determined to be our Company-Selected Measure for 2023. This metric is a performance measure for our 2023 AIP awards and is important to improving the long-term return profile of the Company.
6.The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company's NEOs. These amounts reflect the amounts set forth in the "Total" column in the Summary Compensation Table with certain adjustments as shown in the table below. Equity fair values are calculated in accordance with FASB ASC Topic 718 and the valuation assumptions used to calculate equity fair values did not materially differ from those disclosed at the time of grant.

BankUnited, Inc. 2024 Proxy Statement

	2023		2022		2021		2020
	PEO	Non-PEO NEOs Average	PEO	Non-PEO NEOs Average	PEO	Non-PEO NEOs Average	PEO	Non-PEO NEOs Average
Total compensation for covered fiscal year from Summary Compensation Table	$5,962,451	$1,982,852	$5,668,955	$1,888,510	$5,913,787	$2,001,319	$4,676,581	$1,592,214
Deduct: amount reported in "Stock Awards" column of the Summary Compensation Table	$(3,018,764)	$(832,742)	$(3,018,821)	$(843,345)	$(2,875,033)	$(809,585)	$(2,500,019)	$(687,097)
Add: Fair Value ("FV") as of Fiscal Year ("FY")-end of equity awards granted during the year that remain outstanding and unvested as of FY-end	$3,925,925	$1,038,797	$2,053,894	$590,226	$2,450,565	$709,549	$3,073,027	$834,967
Add: vesting date FV for any equity awards granted during the year that vested at the end of or during FY	$757,857	$180,189	$291,598	$69,333	$345,969	$82,272	$475,686	$113,105
Add: change as of end of FY in FV of equity awards granted in any prior year that are outstanding and unvested as of FY-end	$(190,295)	$(52,173)	$(1,338,685)	$(354,766)	$792,520	$214,780	$(120,968)	$(16,284)
Add: change as of the vesting date (from end of prior FY) in FV for any equity awards granted in any prior year that vested at the end of or during FY	$273,487	$68,718	$(260,333)	$(61,448)	$474,518	$55,688	$(93,066)	$(25,705)
Deduct: FV at the end of the prior FY for equity awards granted in any prior year that failed to meet applicable vesting conditions during FY	$(458,453)	$(108,997)	$(1,587,795)	$(377,509)	$—	$—	$—	$—
Compensation actually paid	$7,252,208	$2,276,644	$1,808,813	$911,001	$7,102,326	$2,254,024	$5,511,241	$1,811,200
1.The Company does not have a defined benefit pension plan.
2.No dividends were paid on unvested equity awards for any year reported.

BankUnited, Inc. 2024 Proxy Statement

Discussion of Performance Measures
Relationship Between PEO and Average Non-PEO NEOs Compensation Actually Paid and the Ratio of NIDDA/Total Deposits

The ratio of NIDDA/Total Deposits, the company selected measure included in the Pay Versus Performance Table, directly impacted compensation actually paid as it was a performance measure used in determining the amount of AIP awards for 2023. While the ratio of NIDDA/Total Deposits declined from 12/31/21 to 12/31/23, this decline was expected as it was consistent with industry trends, the interest rate environment, and restrictive monetary policy. Comparatively, the Company's ratio of NIDDA/Total Deposits declined by 4.7% from 12/31/21 to 12/31/23 while this ratio for the population of banks with between $20 billion and $50 billion in total assets declined by an average of 7.1%. Over the period 12/31/19 (the start of the periods presented in the Pay Versus Performance Table) to 12/31/23, the Company's ratio of NIDDA/Total Deposits improved by 8.1% compared to average improvement of 0.4% for the population of banks with between $20 billion and $50 billion of total assets. The level of NIDDA impacts the Company's long-term earnings performance because it directly impacts the cost of funds and the net interest margin, which in turn directly impact net income and earnings per share. This measure is also important because it is closely aligned with the Company's currently most significant strategic priority, growing non-interest bearing deposits.

Relationship Between Company TSR and KBW Regional Index TSR

The following chart compares our cumulative TSR over the four most recently completed fiscal years to that of the KBW Nasdaq Regional Banking Index over the same period.

Company TSR vs. KBW Regional Index TSR
TSR Return on Investment of $100
$140
$120
$100
$80
$60
$123.26
$117.04
$105.98
$101.73
$100.00
$99.09
$101.46
$101.13
$87.87
2019
2020
2021
2022
2023
BKU
KBW Regional Index

The chart above illustrates that while the Company's stock outperformed the index for approximately the first 2 1/2 years of the four-year period presented and underperformed the index over the final 1 1/2 years, on a cumulative basis, the Company's stock has performed consistently with the KBW Regional Bank Index over the periods presented.

BankUnited, Inc. 2024 Proxy Statement

Relationship Between PEO and Average Non-PEO NEOs Compensation Actually Paid and Company TSR

The following chart sets forth the relationship between the amount of Compensation Actually Paid to our PEO, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and the Company's cumulative TSR over the four most recently completed fiscal years.

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid ($000s)
TSR Return on Investment of $100
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$—
$140
$120
$100
$80
$60
$40
$20
$—
2019
2020
2021
2022
2023
$100.00
$99.09
$123.26
$101.46
$101.13
$5,511
$7,102
$1,809
$7,252
$1,811
$2,254
$911
$2,277
CAP CEO
CAP NEO
TSR

Relationship Between PEO and Average Non-PEO NEOs Compensation Actually Paid and Net Income

The following chart sets forth the amount of Compensation Actually Paid to our PEO, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the four most recently completed fiscal years.

BankUnited, Inc. 2024 Proxy Statement

Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($000s)
Net Income ($000s)
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$—
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$—
2020
2021
2022
2023
$5,511
$7,102
$1,809
$7,252
$1,811
$2,254
$911
$2,277
$197,853
$414,984
$284,971
$178,671
CAP CEO
CAP NEO
Net Income

The two preceding charts evidence volatility over the most recent two fiscal years presented in Compensation Actually Paid to our NEOs and in the relationship between Compensation Actually Paid and both company TSR and net income. The following factors were the most significant contributors to this volatility:
•The most significant contributing factor was volatility in the Company's share price. At the date of grant for LTIP awards granted in 2023, the closing price of the Company's common stock was $22.46 while at December 31, 2023 (the most recent measurement date reflected), the closing price of the Company's common stock was $32.43.
•In 2022, Compensation Actually Paid was reduced by the forfeiture of PSUs granted in 2019; these PSUs did not vest and were forfeited because the related performance conditions were not met.
•A third but less significant factor was an increase in the total AIP award for 2023 as compared to 2022, reflecting (i) management's success in defending the non-interest bearing deposit base as discussed above under the heading "Relationship Between PEO and Average Non-PEO NEOs Compensation Actually Paid and the Ratio of NIDDA/Total Deposits" and (ii) the Compensation Committee's consideration of management's successful response to and navigation of the 2023 banking liquidity crisis.

Performance measures the Company considered most important to the determination of compensation actually paid for 2023 include (the measures in this list are not ranked):
■Ratio of NIDDA/Total Deposits
■Non-performing Assets Ratio
■Total Shareholder Return (TSR)
■Management's successful response to and navigation of the 2023 banking liquidity crisis

BankUnited, Inc. 2024 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information, as of December 31, 2023, relating to the Company's equity compensation plans pursuant to which equity incentive awards to acquire shares of our common stock may be granted from time to time.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by securityholders	1,318,351	(1)	N/A	2,472,999	(2)
Equity compensation plans not approved by securityholders	N/A		N/A	—
Total	1,318,351			2,472,999
1.    Includes 1,318,351 shares that may be issued pursuant to outstanding RSUs and PSUs granted under the BankUnited, Inc. Amended and Restated 2014 Omnibus Equity Incentive Plan (the "2014 Plan"). At the time of grant and throughout the vesting period, PSUs are recorded at the maximum payout and adjusted at settlement based on the measurement of performance achievement.
2. Represents 2,472,999 shares of common stock that may be issued under the Company's 2023 Omnibus Equity Incentive Plan.

BankUnited, Inc. 2024 Proxy Statement

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY")
    As required by Section 14A of the Securities Exchange Act, the Board of Directors is providing our shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote is referred to as a "Say-on-Pay" vote, which we hold annually.
    As described in more detail under the heading "Compensation Discussion and Analysis," we believe that our executive compensation programs appropriately motivate and retain our executives while effectively aligning the interests of our named executive officers with those of our shareholders. We target total compensation for our NEOs at market and peer group competitive levels, while delivering pay which is linked to company performance over time.
    The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers generally, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Because the vote is advisory, it will not be binding upon our Board of Directors or Compensation Committee and we will not be required to take any action as a result of the outcome of the vote. However, our Board of Directors and Compensation Committee value the opinions of our shareholders and will take the results of the vote into consideration when making compensation decisions.
    For the reasons set forth above, and others described elsewhere in this Proxy Statement, the Board of Directors recommends approval of the following non-binding resolution:
"RESOLVED, that the shareholders hereby APPROVE, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC in the Company's Proxy Statement for the 2024 Annual Meeting of shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section, the compensation tables and any related material disclosed in this Proxy Statement."
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON AN ADVISORY, NON-BINDING BASIS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND RELATED MATERIAL DISCLOSED IN THIS PROXY STATEMENT.

BankUnited, Inc. 2024 Proxy Statement

PROPOSAL NO.4

ADVISORY VOTE TO APPROVE THE FREQUENCY OF THE SHAREHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IN THE FUTURE
Pursuant to Section 14A of the Securities Exchange Act, we are asking shareholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal 3 on "Say-on-Pay" above should occur every year, every two years, or every three years.

Our Board believes that continuing to conduct an advisory "Say-on-Pay" vote annually is the most appropriate policy and in the best interest of the Company's shareholders. This gives shareholders the opportunity to provide more regular feedback on our executive compensation program based on the most recent information presented in our proxy statement and enables the Compensation Committee and the Board of Directors to stay better informed of shareholder concerns.

The Company, the Compensation Committee and the Board of Directors has determined that holding an advisory vote on executive compensation every year is appropriate and in the best interests of the Company's shareholders. The Company further recommends that our shareholders cast non-binding advisory votes for a "Say on-Pay" proposal on executive compensation brought before our shareholders each year.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "EVERY
YEAR" ON THE FREQUENCY OF THE SHAREHOLDER VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IN THE FUTURE.

BankUnited, Inc. 2024 Proxy Statement

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK
The following table sets forth certain information with respect to the beneficial ownership of the Company's equity securities as of the March 18, 2024 record date: (1) each person or entity, based on information contained in Schedules 13G filed with the SEC, who owns of record or beneficially more than 5% of any class of the Company's voting securities; (2) each of the Company's executive officers and directors; and (3) all of the Company's directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each shareholder will have sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote to the following table. Unless otherwise indicated in a footnote, the business address of each person is our corporate address, c/o BankUnited, Inc., 14817 Oak Lane, Miami Lakes, Florida 33016.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options, warrants, RSUs or other securities held by that person that are currently exercisable or exercisable or convertible within 60 days of March 18, 2024. We did not, however, deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	%
Executive Officers, Directors and Director Nominees:
Rajinder P. Singh(1)	352,489	*
Thomas M. Cornish(2)	142,565	*
Leslie N. Lunak(3)	100,695	*
Rishi Bansal(4)	38,069	*
Jay D. Richards(5)	47,330	*
Kevin A. Malcolm(6)	11,750	*
Tere Blanca (7)	20,462	*
John N. DiGiacomo(8)	12,662	*
Michael J. Dowling(9)	20,462	*
Douglas J. Pauls(10)	74,674	*
A. Gail Prudenti(11)	14,192	*
William S. Rubenstein(12)	15,826	*
Germaine Smith Baugh, Ed.D.(13)	4,133	*
Sanjiv Sobti, Ph.D.(14)	16,462	*
Lynne Wines (15)	18,462	*
All executive officers and directors as a group (14 persons)	890,233	*
Greater than 5% Shareholders (Other than Executive Officers and Directors):
The Vanguard Group(16)	9,202,637	12.4%
T. Rowe Price Associates, Inc.(17)	7,423,083	10.0%
BlackRock, Inc.(18)	10,802,312	14.5%
StateStreet (19)	4,592,209	6.2%
(1)    Includes 72,082 RSUs.
(2)    Includes 31,787 RSUs.
(3)     Includes 18,020 RSUs.
(4)    Includes 18,742 RSUs.

BankUnited, Inc. 2024 Proxy Statement

(5)     Includes 31,750 restricted shares.
(6)     Includes 11,750 restricted shares.
(7)    Includes 4,133 restricted shares.
(8)     Includes 4,133 restricted shares.
(9)    Includes 4,133 restricted shares.
(10)     Includes 6,200 restricted shares and 31,000 shares held by the Pauls Family Foundation, for which Mr. Pauls serves as co-trustee. Mr. Pauls disclaims beneficial ownership of these securities except to the extent of his pecuniary interests therein. The address of the Pauls Family Foundation is 4055 Gnarled Oaks Lane, Johns Island, SC 29455.
(11)    Includes 4,133 restricted shares and 330 shares held by Judge Prudenti's spouse.
(12)    Includes 4,133 restricted shares.
(13)    Includes 4,133 restricted shares.
(14) Includes 4,133 restricted shares.
(15) Includes 4,133 restricted shares.
(16)    Based on the Schedule 13G dated as of December 29, 2023 filed with the SEC, The Vanguard Group is deemed to have beneficial ownership of 9,202,637 shares of common stock, including sole voting power over 0 shares, shared voting power over 74,945 shares, sole dispositive power over 9,047,102 shares and shared dispositive power over 155,535 shares. Based on the Schedule 13G dated as of December 29, 2023 filed with the SEC, the address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.
(17)    Based on the Schedule 13G dated as of December 31, 2023 filed with the SEC, T. Rowe Price Associates, Inc. and its affiliates are deemed to have beneficial ownership of 7,423,083 shares of common stock, including sole voting power over 2,674,138 shares and sole dispositive power over 7,423,083 shares. Based on the Schedule 13G dated as of December 31, 2023, the address of T. Rowe Price Associates, Inc. is 101 East Pratt Street, Baltimore, MD 21201.
(18)    Based on the Schedule 13G dated as of December 31, 2023 filed with the SEC, BlackRock, Inc. and its affiliates are deemed to have beneficial ownership of 10,802,312 shares of common stock, including sole voting power over 10,656,673 shares and sole dispositive power over 10,802,312 shares. Based on the Schedule 13G dated as of December 31, 2023 filed with the SEC, the address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(19)     Based on the Schedule 13G dated as of December 31, 2023 filed with the SEC, State Street Corporation and its affiliates are deemed to have beneficial ownership of 4,592,209 shares of common stock, including shared voting power of 445,205 shares and shared dispositive power of 4,592,209 shares. Based on the Schedule 13G dated as of December 31, 2023 filed with the SEC, the address of State Street Corporation. is 1 Congress Street, Suite 1 Boston, MA 02114.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the issued and outstanding shares of the Company's common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that all reports that were required to be filed under Section 16(a) during 2023 were timely filed.

BankUnited, Inc. 2024 Proxy Statement

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS
In order to submit shareholder proposals for the 2025 annual meeting of shareholders for inclusion in the Company's Proxy Statement pursuant to Rule 14a-8 promulgated under Section14(a) of the Exchange Act materials must have been received by the Corporate Secretary at the Company's principal office in Miami Lakes, Florida, no later than December 5, 2024.
The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Corporate Secretary, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
The Company's Amended and Restated By-Laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an annual meeting. To be properly brought before the 2025 annual meeting of shareholders, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Corporate Secretary at the Company's principal office in Miami Lakes, Florida (see above), not less than 90 or more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company's Amended and Restated By-Laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than January 15, 2025, and no later than February 14, 2025. All director nominations and shareholder proposals must comply with the requirements of the Company's By-Laws, a copy of which may be obtained at no cost from the Corporate Secretary of the Company. In addition to complying with the advance notice and other requirements of the Company's By-Laws, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2025.
Other than the proposals described in this Proxy Statement, the Company does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any one or more of the Company's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.
The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand or made in compliance with the foregoing procedures, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

BankUnited, Inc. 2024 Proxy Statement

14817 Oak Lane
Miami Lakes, FL 33016
PROXY STATEMENT
    The Board of Directors (the "Board of Directors" or "Board") of BankUnited, Inc. (the "Company," "we," "us" or "our") is soliciting your proxy to vote at the 2024 Annual Meeting of Shareholders to be held on Tuesday, May 15, 2024, at 9:00 a.m., Eastern Time, and at any adjournment or postponement of that meeting (the "Annual Meeting"). The Annual Meeting will be a virtual meeting and shareholders are invited to attend by logging into: www.virtualshareholdermeeting.com/BKU2024. This Proxy Statement and the accompanying proxy card, the Notice of Annual Meeting of Shareholders and the 2023 Annual Report to Shareholders (the "Annual Report") were first mailed on or about April 5, 2024, to shareholders of record as of March 18, 2024 (the "Record Date").
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING
Q:    Why am I receiving these materials?
A:    We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of BankUnited, Inc., of proxies to be voted at the Company's virtual Annual Meeting. You are receiving this Proxy Statement because you were a BankUnited, Inc. shareholder as of the close of business on the Record Date. This Proxy Statement provides notice of the virtual Annual Meeting, describes the four proposals presented for shareholder action and includes information required to be disclosed to shareholders.
Q:    How do I get electronic access to the proxy materials?
A:    This Proxy Statement and the Company's Annual Report to Shareholders are available on our website at https://ir.bankunited.com. If you are a shareholder of record, you may elect to receive future annual reports or proxy statements electronically by registering your email address at www.proxyvote.com. If you hold your shares in street name, you should contact your broker, bank or other nominee for information regarding electronic delivery of proxy materials. An election to receive proxy materials electronically will remain in effect for all future annual meetings unless revoked. Shareholders requesting electronic delivery may incur costs, such as telephone and internet access charges, that must be borne by the shareholder.
Q:    What proposals will be voted on at the Annual Meeting?
A:    There are four proposals scheduled to be voted on at the virtual Annual Meeting:
•To elect nine directors identified in this Proxy Statement to the Board of Directors to serve until the next annual meeting of shareholders and until that person's successor is duly elected and qualified, or until that person's earlier death, resignation or removal.
•To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.
•To approve, on an advisory basis, the compensation of our named executive officers.
•To vote, on an advisory basis, on the frequency of the shareholder vote to approve the compensation of our named executive officers in the future.

BankUnited, Inc. 2024 Proxy Statement

Q:    What is the Board of Directors' voting recommendation?
A:    The Company's Board of Directors recommends that you vote your shares:
•"FOR" each of the nominees to the Board of Directors.
•"FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.
•"FOR" the approval, on an advisory basis, of the compensation of our named executive officers.
•"EVERY ONE YEAR" on the frequency of the shareholder vote to approve the compensation of our named executive officers in the future.
Q:    Who is entitled to vote?
A:    All shares owned by you as of the close of business on March 18, 2024 (the "Record Date") may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are:
•held directly in your name as the shareholder of record; and
•held for you as the beneficial owner through a broker, bank or other nominee.
On the Record Date, BankUnited, Inc. had 74,774,024 shares of common stock issued and outstanding.
Q:    What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A:    Many of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.
Shareholder of Record. If your shares are registered directly in your name with the Company's transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to certain officers of BankUnited, Inc. or to vote at the virtual Annual Meeting. The Company has enclosed or sent a proxy card for you to use. You may also vote on the internet or by telephone, as described below under the heading "How can I vote my shares without attending the virtual Annual Meeting?"
Beneficial Owner. If your shares are held in an account by a broker, bank or other nominee, like many of our shareholders, you are considered the beneficial owner of shares held in street name, and these proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the virtual Annual Meeting.
Since a beneficial owner is not the shareholder of record, you may not vote your shares at the virtual Annual Meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that is the shareholder of record of your shares giving you the right to vote the shares at the virtual Annual Meeting. If you will not be attending the virtual Annual Meeting, you may vote by proxy. You may vote by proxy over the internet or by telephone, as described below under the heading "How can I vote my shares without attending the virtual Annual Meeting?"

BankUnited, Inc. 2024 Proxy Statement

Q:    How can I participate in the virtual Annual Meeting?
A:    To participate in the virtual Annual Meeting visit www.virtualshareholdermeeting.com/BKU2024 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 8:30 a.m. Eastern Time ("ET") on May 15, 2024. The meeting will begin promptly at 9:00 a.m. ET on May 15, 2024.
    The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.
    If you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/BKU2024, type your question into the ‘‘Ask a Question’’ field, and click ‘‘Submit.’’
    Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at https://ir.bankunited.com. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.
    If you encounter any difficulties accessing the virtual meeting during the check-in process, please contact the technical support number that will be posted on the Virtual Meeting login page.
Q:    How can I vote my shares at the virtual Annual Meeting?
A:    Shareholder of Record. Shares held directly in your name as the shareholder of record may be voted at the virtual Annual Meeting. You will need to have the 16-digit control number to vote your shares at the virtual Annual Meeting.
    Beneficial Owner. Shares held in street name may be voted at the virtual Annual Meeting. You will need the 16-digit control number provided on the instructions that accompanied your proxy materials to vote your shares at the virtual Annual Meeting.
Q:    How can I vote my shares without attending the virtual Annual Meeting?
A:    Whether you hold your shares directly as the shareholder of record or beneficially own your shares in street name, you may direct your vote without attending the virtual Annual Meeting by voting in one of the following manners:
•Internet. Go to the website listed on your proxy card or voting instruction card and follow the instructions there. You will need the control number included on your proxy card or voting instruction form;
•Telephone. Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form; or
•Mail. Complete and sign your proxy card or voting instruction card and mail it using the enclosed, prepaid envelope.

BankUnited, Inc. 2024 Proxy Statement

If you vote on the internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for shareholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 14, 2024.
Q:    What is the quorum requirement for the Annual Meeting?
A:    A quorum is necessary to hold a valid Annual Meeting. A quorum exists if the holders of a majority of the Company's capital stock issued and outstanding and entitled to vote thereat are present at the virtual Annual Meeting or represented by proxy. Abstentions and broker non-votes are counted as present for determining whether a quorum exists. A broker non-vote occurs when an intermediary holding shares for a beneficial owner does not vote on a particular proposal because the intermediary does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.
Q:    What happens if I do not give specific voting instructions?
A:    Shareholder of Record. If you are a shareholder of record and you submit a signed proxy card or submit your proxy by telephone or the internet but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement. With respect to any other matters properly presented for a vote at the virtual Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.
Beneficial Owners. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of the NYSE, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters such as the election of directors. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered entitled to vote, they will have no effect on the outcome on non-routine matters other than reducing the number of shares present at the virtual annual meeting or by proxy and entitled to vote from which a majority is calculated for proposals that require the approval of a majority of the shares represented at the meeting and entitled to vote on the proposal.
Q:    Which proposals are considered "routine" or "non-routine"?
A:    The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024 (Proposal No. 2) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.
    The election of directors (Proposal No. 1), the advisory vote to approve the compensation of our named executive officers (Proposal No. 3) and the advisory vote on the frequency of the shareholder vote to approve the compensation of our named executive officers in the future (Proposal No. 4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes with respect to each of Proposal No.1, Proposal No. 3 and Proposal No. 4.

BankUnited, Inc. 2024 Proxy Statement

Q:    What is the voting requirement to approve each of the proposals?
A:     Proposal 1: Nine directors have been nominated for election at the virtual Annual Meeting. Each director will be elected by a majority of the votes cast, either in attendance or by properly authorized proxy, in the election of directors at the virtual Annual Meeting. Shareholders cannot cumulate votes in the election of directors. Abstentions and broker non-votes will have no effect on this proposal.
An incumbent director nominee who fails to receive the affirmative vote of a majority of the votes cast will be required to tender his or her resignation for the consideration of the Board. The Board’s Nominating and Corporate Governance Committee would then make a recommendation to the Board as to whether to accept or reject the resignation, or as to any other action to be taken. Upon such recommendation and any other factors it may deem appropriate and relevant, the Board will then make a determination regarding the director’s resignation within ninety days of the certification of the election results and publicly disclose its determination.
    Proposal 2: The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. A properly executed proxy marked "abstain" with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast "for" the ratification of the appointment of our independent registered public accounting firm, they will have the same effect as negative votes or votes against that matter.
    Proposal 3: The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. Similar to the vote to ratify the appointment of our independent registered public accounting firm, abstentions will also have the effect of a vote against approval of the compensation of our named executive officers. Broker non-votes will have no effect on this item.
Proposal 4: The advisory vote on the frequency of the shareholder vote to approve the compensation of our named executive officers in the future - every three (3) years, every two (2) years or every one (1) year - the alternative receiving the greatest number of votes will be the frequency that the shareholders will recommend to the Board of Directors. Abstentions and broker non-votes will have no effect on this item.
Q:    What does it mean if I receive more than one proxy or voting instruction card?
A:    It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.
Q:    Who will count the vote?
A:    A representative of Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate the votes and act as the inspector of election.
Q:    Can I revoke my proxy or change my vote?
A:    Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual Meeting by:
•providing written notice to the corporate secretary of the Company;
•delivering a valid, later-dated proxy or a later-dated vote on the internet or by telephone; or

BankUnited, Inc. 2024 Proxy Statement

•attending the virtual Annual Meeting and voting online at www.virtualshareholdermeeting.com/BKU2024
    Please note that your attendance at the virtual Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. Shares held in street name may be voted by you at the virtual Annual Meeting only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares.
Q:    Who will bear the cost of soliciting votes for the Annual Meeting?
A:    The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, the Company may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of BankUnited, Inc.'s common stock for their expenses in forwarding solicitation material to such beneficial owners. We have also retained Innisfree M&A Incorporated to assist in the solicitation of proxies at an anticipated approximate cost of $10,000 plus reasonable out-of-pocket expenses. Shareholders can contact Innisfree M&A Incorporated at 888-750-5834 to answer any questions they may have regarding voting.
Q:    I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:    The Company has adopted a procedure called "householding," which the SEC has approved. Under this procedure, we deliver a single copy of this Proxy Statement and the Annual Report to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. This procedure reduces the Company's printing costs, mailing costs and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of this Proxy Statement and the Annual Report will be promptly delivered to any shareholder at a shared address to which the Company delivered a single copy of any of these documents. To receive a separate copy of this Proxy Statement or the Annual Report, or to receive a separate copy of our proxy materials in the future, shareholders may write or call the Company at the following address and telephone number:
BankUnited, Inc.
Attn: Investor Relations
14817 Oak Lane
Miami Lakes, FL 33016
(305) 231-6400
Shareholders who hold shares in street name (as described above) may contact their broker, bank or other nominee to request information about householding. Shareholders sharing an address can request delivery of a single copy of our proxy materials if they are currently receiving multiple copies by following the same procedures outlined above.
Q:    How can I obtain a copy of BankUnited, Inc.'s Annual Report on Form 10-K?
A:    Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, are available to shareholders free of charge on BankUnited, Inc.'s website at https://ir.bankunited.com or by writing to BankUnited, Inc., Attn: Investor Relations, 14817 Oak Lane, Miami Lakes, FL 33016. The Company's 2023 Annual Report on Form 10-K accompanies this Proxy Statement.

BankUnited, Inc. 2024 Proxy Statement

Q:    Where can I find the voting results of the Annual Meeting?
A:    BankUnited, Inc. will announce preliminary voting results at the virtual Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the virtual Annual Meeting.

BankUnited, Inc. 2024 Proxy Statement

NON-GAAP FINANCIAL MEASURES

Non-performing assets to total assets, excluding the guaranteed portion of SBA loans is a non-GAAP financial measure. Management believes this measure is relevant to ensure a meaningful basis for comparison to other financial institutions and to provide a more accurate representation of the nature and level of risk reflected in the ratio. The guaranteed portion of SBA loans carry nominal risks, as they are government-insured. The following table reconciles the non-GAAP financial measurement of non-performing assets to total assets, excluding the guaranteed portion of SBA loans to the comparable GAAP measurement of non-performing assets to total assets at the dates indicated (dollars in thousands):

	December 31, 2023	December 31, 2022	December 31, 2021
Non-performing assets (GAAP)	$130,580	$106,951	$208,184
Less: guaranteed portion of non-accrual SBA loans	41,756	40,289	46,118
Non-performing assets excluding the guaranteed portion of SBA loans (non-GAAP)	$88,824	$66,662	$162,066

Total assets	$35,761,607	$37,026,712	$35,815,396

Non-performing assets to total assets (GAAP)	0.37%	0.29%	0.58%

Non-performing assets to total assets excluding the guaranteed portion of SBA loans (non-GAAP)	0.25%	0.18%	0.45%

BankUnited, Inc. 2024 Proxy Statement

BANKUNITED, INC.
ATTN: SUSAN WRIGHT GREENFIELD
14817 OAK LANE
MIAMI LAKES, FL 33016

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 14, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BKU2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 14, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V44176-P09445 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BANKUNITED, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Rajinder P. Singh
02) Tere Blanca
03) John N. DiGiacomo
04) Michael J. Dowling
05) Douglas J. Pauls
06) William S. Rubenstein
07) Germaine Smith Baugh, Ed.D.
08) Sanjiv Sobti, Ph.D.
09) Lynne Wines

The Board of Directors recommends you vote FOR proposals 2 and 3:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of the shareholder vote to approve the compensation of our named executive officers in the future.	☐	☐	☐	☐

NOTE: To consider such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report on Form 10-K and Notice & Proxy Statement are available at www.proxyvote.com.

V44177-P09445

BANKUNITED, INC.
Annual Meeting of Shareholders
May 15, 2024 9:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Rajinder P. Singh as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BankUnited, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/BKU2024 at 9:00 A.M. Eastern Time on May 15, 2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side